Exhibit 10.11

INDENTURE OF TRUST

between

CITY OF LIBERAL, KANSAS

and

COMMERCE BANK, N.A.

as Trustee

securing

$1,000,000

CITY OF LIBERAL, KANSAS

INDUSTRIAL DEVELOPMENT REVENUE BONDS

(FARMLAND NATIONAL BEEF PACKING COMPANY, L.P. PROJECT),

SERIES 1999

Dated as of January 1, 1999

This instrument prepared by:

Timothy L. Coyle, Esq.

Taft, Stettinius & Hollister LLP

1800 Star Bank Center

425 Walnut Street

Cincinnati, OH 45202-3957

(513) 381-2838

TABLE OF CONTENTS

(This Table of Contents is not part of the

Indenture of Trust and is only for convenience of reference)

i

Section 1105.	Notice	54
Section 1106	Parties Interested Herein	55
Section 1107.	Partial Invalidity	55
Section 1108.	Execution in Several Counterparts	55
Section 1109.	Successors and Assigns	55
Section 1110.	No Recourse on Bonds	55
Section 1111.	Payments Due on a Day Other Than a Business Day	56
Section 1112.	Law to Govern.	56
Section 1113.	Notices to the Credit Provider and Underwriter	56
Section 1114.	Certain Notices and Documents to Rating Agencies.	56
Section 1115.	Credit Not in Effect	56

SIGNATURES		57

EXHIBIT A		A-1
EXHIBIT B		B-1
EXHIBIT C		C-1
EXHIBIT D		D-1

INDENTURE OF TRUST

THIS INDENTURE OF TRUST, dated as of January 1, 1999 (the “Indenture”), between the City of Liberal, Kansas, a duly organized municipal corporation of the State of Kansas (the “Issuer”), and Commerce Bank, N.A., a national banking association with its principal office in Kansas City, Missouri (the “Trustee”), with capitalized terms used in the following Recitals and Granting Clauses being defined in Article I hereof:

R E C I T A L S:

WHEREAS, the Issuer is authorized by K.S.A. 12-1740 et seq., as amended (the “Act”) to acquire, construct and/or equip facilities for, inter alia, industrial and manufacturing purposes and to enter into leases with respect to same; and

WHEREAS, the Issuer is authorized by the Act to issue revenue bonds payable solely from the revenues derived from the leasing or sale of the facilities to be financed by such revenue bonds; and

WHEREAS, the Issuer, pursuant to a resolution of the Issuer duly adopted and approved on January 26, 1999 (the “Resolution”), has entered into an Amended and Restated Lease Agreement dated as of January 1, 1999 (the “Agreement”) with Farmland National Beef Packing Company, L.P., a Delaware limited partnership, authorized to do business in the State of Kansas (the “Company”), and under the Agreement the Issuer will acquire and install the Equipment in, and/or construct the Improvements to, the Facilities, and will lease the Facilities to the Company in consideration of rentals which will be sufficient to pay the principal of and interest on the bonds issued by the Issuer hereunder to finance the costs of such acquisition, installation and construction; and

WHEREAS, pursuant to the Credit, the Credit Provider will provide for the timely payments of principal, Redemption Price and Purchase Price of, and interest on the Series 1999 Bonds; and

WHEREAS, the execution, delivery and performance of this Indenture have been duly authorized by the Issuer, and all conditions, acts and things necessary and required by the laws of the State or otherwise to exist, to have happened and to have been performed precedent to and in the execution and delivery of this Indenture and in the issuance of the Series 1999 Bonds do exist, have happened and have been performed in regular form, time and manner;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Holders thereof, and of other good and valuable consideration and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be executed, authenticated, issued, delivered and accepted by all persons who shall, from time to time, be or become Holders thereof and in order to secure payment of the principal, Redemption Price and Purchase Price of, and interest on all the Bonds at any time issued and Outstanding hereunder, according to their tenor, purport and effect, and the performance and observance of all of the covenants and conditions therein and herein contained, the Issuer does hereby, subject to the terms and provisions of the Agreement, grant, bargain, sell, assign, transfer, convey, mortgage, pledge, release, confirm and set over to the Trustee the following described property, rights and privileges (collectively, the “Trust Estate”), to wit:

GRANTING CLAUSE FIRST

The Agreement, together with all right, title and interest of the Issuer thereunder (except for rights to indemnification and payment of and reimbursement for expenses thereunder), including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the revenues and other sums of money payable or receivable thereunder, whether payable as Lease Payments or otherwise, to bring actions and proceedings thereunder or for the enforcement thereof and to do any and all things which the Issuer is or may become entitled to do under the Agreement.

GRANTING CLAUSE SECOND

All moneys and securities from time to time held by the Trustee under the terms of this Indenture, including amounts paid under the Credit and any and all other property, guaranties and credit of every name and nature from time to time hereafter by delivery or by writing of any kind transferred, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD, all and singular, said Trust Estate granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, released, confirmed and set over by the Issuer as aforesaid or intended so to be unto the Trustee, its successors and assigns forever.

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all Holders from time to time of the Bonds, without privilege, priority or distinction as to lien or otherwise of any of the Bonds over any of the others except as otherwise provided herein, and for the benefit of the Credit Provider.

THEREFORE, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Bonds as follows:

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ARTICLE I

DEFINITIONS AND GENERAL PROVISIONS

Section 101. Definitions. Unless a different meaning clearly appears from the context, all capitalized terms shall have the meanings defined below, or if not so defined, as defined in the Agreement:

“Acquisition Fund” means the Fund so designated in Section 401 and described in Section 403.

“Act” means K.S.A. 12-1740 et seq., as amended, applicable as of the Date of Issue.

“Act of Bankruptcy” means the filing of a petition in bankruptcy by or against the Company or the Issuer under the United States Bankruptcy Code, as amended from time to time.

“Additional Bonds” means bonds issued in accordance with Section 214 which are secured on an equal and parity basis with the Series 1999 Bonds pursuant to the Indenture.

“Agreement” means the Lease Agreement of even date herewith between the Issuer and the Company, as the same may be amended from time to time in accordance herewith.

“Authorized Denominations” means with respect to Series 1999 Bonds, (i) before the Conversion Date, any integral multiple of $5,000 which is not less than $100,000 (except for one Bond that may be less than $100,000 to accommodate any partial redemptions), and (ii) on and after the Conversion Date, $5,000 or any whole multiple thereof.

“Bank” means U.S. Bank National Association, its successors and assigns.

“Bond Counsel” means any person or firm experienced in the area of municipal bonds and recognized as Bond Counsel, selected by the Company and acceptable to the Issuer and the Trustee.

“Bond Fund” means the Fund so designated in Section 401 and described in Section 404.

“Bond Purchase Agreement” means the Bond Purchase Agreement, to be dated the date of authentication and delivery of the Series 1999 Bonds, by and among the Issuer, the Company and the Underwriter relating to the Series 1999 Bonds.

“Bond Register” means the Bond Register so designated to be kept pursuant to Section 208.

“Bond” or “Bonds” means the Series 1999 Bonds and each Series of Additional Bonds.

“Book Entry Bond” means any Series 1999 Bond that is covered by the provisions of Section 215 of this Indenture.

“Business Day” means a day which in each of the cities where the principal office of the Company and the principal corporate trust offices of the Trustee, Remarketing Agent and the Credit Provider are located is not a Saturday, a Sunday or a day on which banking institutions are authorized or required by law to close.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and applicable as of the Date of Issue.

“Company” means Farmland National Beef Packing Company, L.P., a Delaware limited partnership, and its successors and assigns permitted by the Agreement.

“Company Representative” means the person or persons at the time designated to act on behalf of the Company by a written certificate or resolution furnished to the Issuer, Credit Provider and the Trustee containing the specimen signatures of such person or persons and signed for the Company by an authorized officer. Such certificate may designate an alternate or alternates.

“Conversion Date” means, with respect to a Series, the date for the Series on which the rate of interest borne by the Series converts from the Weekly Rate to the Fixed Rate, which shall occur on the earlier of (i) the third Business Day preceding any Credit Termination Date, if forty-five (45) days prior to such Credit Termination Date a Substitute Credit (or an extension of the existing Credit) is not delivered to the Trustee, and (ii) the Business Day so designated for the Series by the Company in accordance with Section 306.

“Credit” means (i) the Letter of Credit and (ii) any Substitute Credit.

“Credit Provider” means the Bank and any obligor in respect of a Substitute Credit.

“Credit Provider Bonds” means any Bonds the Purchase Price of which was paid by amounts paid under a Credit.

“Credit Termination Date” means the date on which a Credit by its terms expires and no longer secures payments thereafter due of principal, Redemption Price and Purchase Price of, and interest on any Series of Bonds (or the payments under the Agreement designed to pay such payments).

“Date of Issue” means, with respect to any Series of Bonds, the date on which such Bonds are initially authenticated and delivered.

“Depository” means The Depository Trust Company, New York, New York, and its successors and assigns or if (i) the then Depository resigns from its functions as securities depository of the bonds, or (ii) the Issuer discontinues use of the Depository pursuant to Section 217, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Bonds and which is selected by the Issuer with the consent of the Trustee.

“Determination of Taxability” means a judgment or order of a court of competent jurisdiction which is final (either because the time for appeal thereof has expired or because the judgment or order is issued by a court having final appellate jurisdiction over the matter and is not subject to collateral attack), or a ruling or decision of the Internal Revenue Service which is final (because no action has been taken to cause such action to be judicially reviewed and the time for taking any such action has expired) or a change in any applicable federal statute which holds or provides in effect that the interest payable on the applicable Series of Bonds is includable in the gross income of a Holder for federal tax purposes, for any reason other than that the Holder is a substantial user or related person within the meaning of Section 147(a) of the Code.

“Election to Retain” means, with respect to a Series 1999 Bond, a form substantially in the form of Exhibit D or, with respect to any Additional Bonds, as established by a Supplemental Indenture.

“Eligible Funds” means any amounts provided under a Credit and any amounts which, in an Opinion of Counsel nationally recognized in bankruptcy matters and acceptable to the Trustee, are not subject to claims of a trustee in bankruptcy due to an Act of Bankruptcy. Notwithstanding the foregoing, (i) all foregoing amounts shall constitute Eligible Funds only to the extent held in a segregated account or subaccount which the Trustee is hereby directed to be established for each applicable Fund or account and (ii) if a Credit is not in effect as provided in Section 1115, “Eligible Funds” shall mean any funds.

“Equipment” means the same as that term is defined in the Agreement.

“Event of Default” means any Event of Default so defined in Section 601.

“Facilities” means the same as that term is defined in the Agreement.

“Fixed Rate” means, with respect to a Series, the interest rate in effect on and after the Conversion Date for such Series.

“Fixed Rate Period” means, with respect to a Series, on or after the Conversion Date for such Series, the period from and including the last Mandatory Tender Date, to and including the final Stated Maturity Date for such Series.

“Funds” means any fund or account required hereunder to be created and held by the Trustee, other than the Purchase Account and Rebate Fund.

“Governing Body of the Issuer” means the City Commission of the Issuer.

“Governmental Obligations” means any of the following which are noncallable at the option of the obligor:

(a) direct general obligations of, or obligations the payment of the principal of and interest on which are unconditionally guaranteed by, the United states of America;

(b) bonds, debentures or notes issued by Federal National Mortgage Association, Government National Mortgage Association, Federal Financing Bank, Federal Farm Bank, Federal Land Bank, Federal Home Loan Bank, Farmers Home Administration, Federal Home Loan Mortgage Association or any other comparable federal agency hereafter created to the extent that said obligations are unconditionally guaranteed by the United States of America; and

(c) shares of an investment company registered under the Federal Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933 and whose only investments are in obligations described in (a) or (1)) above.

“Holder” or “Holders” or “Bondholder” or “Bondholders” means, with respect to any Bond the person or persons listed on the Bond Register as the owner thereof.

“Improvements” means the same as that term is defined in the Agreement.

“Indenture” means this Indenture of Trust, and any amendment hereof by a Supplemental Indenture.

“Insurance and Award Fund” means the Fund so designated in Section 401 and described in Section 406.

“Interest Payment Date” means:

(a) with respect to Series 1999 Bonds, (i) prior to the Conversion Date for the Series, each Weekly Rate Payment Date commencing the first day of April, 1999; (ii) the Conversion Date; and (iii) after the Conversion Date for the Series, the first day of each October and April; and

(b) with respect to any Series of Additional Bonds, the dates so designated in the applicable Supplemental Indenture

“Interest Rate Period” means:

(a) with respect to the Series 1999 Bonds, (i) prior to the Conversion Date, each Weekly Rate Period; and (ii) on and after the Conversion Date, the Fixed Rate Period; and (iii) notwithstanding the foregoing, the Interest Rate Period immediately prior to the Conversion Date shall terminate on the day preceding the Conversion Date; and

(b) with respect to any Series of Additional Bonds, the dates so designated in the applicable Supplemental Indenture.

“Investment Obligations” means any of the following securities, to the extent the same are at the time legal for the investment of Bond proceeds:

(a) Government Obligations or money market funds secured by or consisting of Government Obligations;

(b) obligations, including obligations the interest on which is not includable in gross income for federal income tax purposes under Section 103(a) of the Code, rated for investment purposes at not less than “A,” “MIG-2” or “P-2” by Moody’s Investors Service, Inc., or “A” or “A-2” by Standard & Poor’s Corporation or at a comparable rating by another rating agency;

(c) commercial paper rated not less than “P-2” by Moody’s Investors Service, Inc. or not less than “A-2” by Standard & Poor’s Corporation or at a comparable rating by another rating agency;

(d) obligations of any of the following: Bank for Cooperatives, Federal Financing Bank, Federal Land Banks, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal National Mortgage Association, Export-Import Bank of the United States or Government National Mortgage Association;

(e) repurchase agreements or investment agreements fully secured by or consisting of Government Obligations or from any person who has outstanding unsecured obligations or unsecured guaranteed obligations (or obligations secured by the irrevocable letter of credit of such person) which have any of the above ratings;

(f) interest bearing accounts, money market savings accounts, time deposits and certificates of deposit issued by any state bank, trust company or national banking association (including the Trustee and any affiliate of the Trustee) which has capital, surplus and undivided profits in excess of $10,000,000, but in no event shall the amount invested at any one time, in interest-bearing accounts, time deposits and certificates of deposit issued by any one state bank, trust company or national banking association equal or exceed 20% of the capital, surplus and undivided profit of such state bank, trust company or national banking association;

(g) shares in an investment company registered under the Federal Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933 and whose only investments are Governmental Obligations and repurchase agreements fully secured by Governmental Obligations; and

(h) any other investment agreement, repurchase agreement or similar contract for payment, the obligor on which has a rating on its long-term senior debt of “AA” or higher by Standard & Poor’s Corporation or “Aa” or higher by Moody’s Investors Service.

“Issuer” means the City of Liberal, Kansas, a duly organized municipal corporation of the State, and any successor or assign.

“Issuer Representative” means the same as that term is defined in the Agreement.

“Lease Payments” means Lease Payments as defined in the Agreement.

“Letter of Credit” means the irrevocable Letter of Credit, initially issued by the Bank to the Trustee for the benefit of Holders to provide for payments of principal, Redemption Price and Purchase Price of and interest on the Series 1999 Bonds.

“Mandatory Purchase” means, with respect to a Series, any purchase of Bonds of such Series required by Section 306 or a Supplemental Indenture to occur on a Mandatory Tender Date.

“Mandatory Tender Date” means, with respect to a Series, the Conversion Date and the third Business Day preceding the date of delivery of a Substitute Credit to the Trustee.

“Maximum Interest Rate” means 10% per annum with respect to Series 1999 Bonds.

“Net Proceeds” means, when used with respect to any insurance proceeds or any condemnation awards, the amount remaining after deducting all expenses (including fees and disbursements of counsel) incurred in the collection of such proceeds or award from the gross proceeds thereof.

“Opinion of Counsel” means a written opinion of legal counsel, who may be counsel for the Issuer or the Company.

“Optional Tender Date” means, with respect to a Series, the date on which an Optional Tender Purchase is required pursuant to Section 307 or a Supplemental Indenture.

“Optional Tender Notice” means any notice from a Holder complying with the requirements of Section 307(a) or a Supplemental Indenture.

“Optional Tender Purchase” means, with respect to a Series, any purchase of Tendered Bonds of such Series required to be made at the demand of a Holder prior to the Conversion Date pursuant to Section 307 or a Supplemental Indenture.

“Outstanding” or “Bonds Outstanding” means as of any date, all Bonds theretofore or thereupon being authenticated and delivered under this Indenture, except: (1) Bonds cancelled by the Trustee or surrendered to the Trustee for cancellation on or before such date; (ii) Bonds paid or deemed to be paid pursuant to Article X; and (ill) Bonds in lieu of which others have been authenticated and delivered pursuant hereto.

A Bond which would be considered “Outstanding” but for clause (ii) of this definition shall nevertheless be deemed to be “Outstanding” solely for the following purposes: (i) for the purposes of Article VI (to the extent that a default referred to herein or under the Agreement might adversely affect the exclusion from gross income for federal income purposes of interest on a Series 1999 Bond) and (ii) for the purposes of Articles IX and X (to the extent that any supplement, amendment, modification or waiver referred to therein might adversely affect the exclusion of interest on a Bond from gross income for federal income purposes). For purposes of any consent, waiver, direction or authorization of Holders, any Bonds of a Series owned by the Company or Issuer (unless all Bonds Outstanding of such Series are held by the Company or Issuer) shall not be deemed Outstanding.

“Preference Amounts” means amounts owing because of a nonappealable order of a court of competent jurisdiction that any payments to a Holder of principal, Redemption Price or Purchase Price of, or interest on any Bond constituted a preferential transfer under the United States Bankruptcy Code (or any similar or successor law) due to an Act of Bankruptcy.

“Principal Office” means, with respect to the Trustee or Remarketing Agent, the principal corporate office of such person, which offices at the date of acceptance by the initial Trustee and Remarketing Agent of their duties imposed hereunder are located at the addresses identified in Section 1105 hereof.

“Project” means the same as that term is defined in the Agreement.

“Purchase Account” means an account to be established on the records of the Tender Agent under Sections 401 and 405 with respect to each Tender Date.

“Purchase Price” means, with respect to any Tendered Bond, an amount equal to the principal amount thereof, plus in the case of a Tender Date not occurring on an Interest Payment Date, accrued and unpaid interest thereon to the applicable Tender Date.

“Rebate Amount” means, with respect to a Rebate Payment Date, the amount which would be required to be paid as rebate with respect to a Series of Bonds under Section 148(f) of the Code.

“Rebate Fund” means the Fund so designated in Section 401 and described in Section 410.

“Rebate Payment Date” means each date on which any Rebate Amount then due is paid to the United States of America pursuant to Section 148(f) of the Code.

“Record Date” means, with respect to a Series, (i) on and prior to the Conversion Date, the Business Day next preceding any Interest Payment Date, (ii) after the Conversion Date for the Series, the fifteenth day of the month which immediately precedes an Interest Payment Date, and (iii) notwithstanding the foregoing, if there is a default in the payment of interest thereof, a date so selected and designated pursuant to Section 204.

“Redemption Date” means, with respect to any Bond, the date fixed for redemption thereof.

“Redemption Price” means the principal amount of any Bond, plus any applicable premium, payable upon redemption.

“Redemption Year” means, with respect to Series 1999 Bonds, each twelve month period following February 1 of any year

“Reimbursement Agreement” means (i) together, that certain Amended and Restated Credit Agreement, dated as of April 6, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of January 26, 1999, each by and among the Company, the Bank and certain other financial institutions (collectively, the “Lenders”), and U.S. Bancorp Ag Credit, Inc. (f/k/a FBS Ag Credit, Inc.), as Agent (the “Agent”) for the Lenders, and that certain Letter of Credit Application, dated as of January 27, 1999, from the Company to the Bank and the Agent, and (ii) any other agreement securing the Company’s obligation to secure or repay amounts paid under a Substitute Credit, and any amendments thereto.

“Remarketing Agent” means Morgan Keegan & Company, Inc., Montgomery, Alabama, and any successor authorized by Section 715.

“Remarketing Agreement” means the Remarketing Agreement of even date herewith between the Company and the Remarketing Agent, as the same may be from time to time amended.

“Series” means the Series 1999 Bonds or any series of Additional Bonds.

“Series 1999 Bonds” means the Issuer’s Industrial Development Revenue Bonds (Farmland National Beef Packing Company, L.P. Project), Series 1999 described in Section 203(b) hereof.

“State” means the State of Kansas.

“Stated Maturity Date” means, with respect to any Bond, the day principal thereof is due because of maturity.

“Substitute Credit” means any guaranty agreement, letter of credit, surety bond, bond insurance policy, repurchase agreement or other security, or any combination of the foregoing, providing for a manner of payment during its term (which shall be at least one year) of Preference Amounts (if the Substitute Credit is not a direct pay letter of credit) and the principal, Redemption Price and Purchase Price of, and interest on the Bonds which is issued by a Credit Provider having a short-term rating that is no lower than the then current rating of the Credit Provider immediately prior to such substitution.

“Supplemental Indenture” means any indenture supplemental hereto permitted to be entered into under Article VIII.

“Tax Regulatory Agreement” means the Tax Regulatory Agreement, to be dated as of the date of issuance and delivery of the Series 1999 Bonds, among the Issuer, the Company and the Trustee.

“Tender Agent” means the Trustee.

“Tender Date” means a Mandatory Tender Date or an Optional Tender Date.

“Tendered Bonds” means, with respect to a Series (i) in connection with an Optional Tender Date for such Series, all Bonds of such Series tendered for purchase on such date, (ii) in connection with a Conversion Date, all Bonds Outstanding of the Series, and (iii) in connection with a Mandatory Tender Date other than a Conversion Date, all Bonds Outstanding of the Series for which an Election to Retain was not duly filed with the Trustee in accordance herewith.

“Trust Estate” means the property conveyed to the Trustee pursuant to the Granting Clauses hereof.

“Trustee” means Commerce Bank, N.A., a national banking association organized and existing under the laws of the United States of America, and its successors and assigns permitted herein.

“Underwriter” means Morgan Keegan & Company, Inc., Montgomery, Alabama.

“Weekly Adjustment Date” means, prior to the Conversion Date for a Series, Thursday of each calendar week commencing on Thursday of the week next following the Date of Issue.

“Weekly Determination Date” means the Business Day next preceding each Weekly Adjustment Date.

“Weekly Rate” means the interest rate in effect for a Series from the Date of Issue until (but not including) the Conversion Date, which is subject to adjustment for each Weekly Rate Period in accordance with Section 203(f)(ii).

“Weekly Rate Payment Date” means, prior to the Conversion Date, the first day of each October, January, April and July, commencing the first day of April, 1999, with respect to the Series 1999 Bonds.

“Weekly Rate Period” means, prior to the Conversion Date of a Series, the period from the Date of Issue to and including the calendar day which next precedes the first Weekly Adjustment Date, and thereafter each period from and including a Weekly Adjustment Date to and including the calendar day which next precedes the next Weekly Adjustment Date.

“Yield” means Yield as that term is defined in the Tax Regulatory Agreement.

Section 102. Interpretation.

(a) Any reference herein to the Issuer or to any officer thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions.

(b) Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa. words of any gender include the correlative words of the other genders, unless the sense indicates otherwise. “Articles” and “Sections” mentioned by number only are the respective Articles and Sections of this Indenture so numbered. The terms “hereof,” “hereby,” “herein,” “hereto,” “hereunder,” “hereinafter” and similar terms refer to this Indenture; and the term “hereafter” means after, and the term “heretofore” means before, the Date of Issue. Reference to a “person” shall include any natural individual, corporation, limited liability company, association, partnership, joint venture, trust or other legally recognized entity and any successor or assign who does not contravene the terms of this Indenture or the Agreement.

Reference to any document or instrument refers to such document or instrument as amended or supplemented from time to time in a manner not in contravention of this Indenture or the Agreement.

(c) Unless otherwise expressly provided herein, any terms pertaining to accounting or financial matters shall be interpreted in conformity and in accordance with generally accepted accounting principles and any successor or assign who does not contravene the terms of this Indenture or the Agreement. Reference to any document or instrument refers to such document or instrument as amended or supplemented from time to time in a manner not in contravention of this Indenture or the Agreement.

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ARTICLE II

AUTHORIZATIONS, TERMS AND PROVISIONS OF BONDS

Section 201. Limited Obligations and Provisions of Bonds. The Bonds are limited obligations of the Issuer, the principal, Purchase Price and Redemption Price of, and interest on which are payable solely out of (i) revenues derived pursuant to the Agreement or the Credit (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Bonds or the income from the temporary investment hereof and, under certain circumstances, the proceeds from insurance and condemnation awards), and (ii) any other amounts held from time to time in the Funds or which constitute part of the Trust Estate. No bonds may be issued hereunder except Series 1999 Bonds, Additional Bonds and bonds issued in lieu thereof or in exchange therefor.

The Bonds may not be payable from or be a charge upon any funds of the Issuer other than the revenue or funds above pledged to the payment thereof, nor shall the Issuer be subject to any pecuniary liability thereon and no Holder or Holders of the Bonds shall ever have the right to compel any exercise of the taxing power of the Issuer to pay any Bonds or the interest thereon, or to enforce payment thereof against any property of the Issuer, except as above provided; the Bonds shall not constitute a charge, lien or encumbrance, legal or equitable, upon any property of the Issuer, except as above provided; and no Bond shall constitute a debt of the Issuer within the meaning of any constitutional or statutory limitation, but nothing in the Act shall impair the rights of Holders of Bonds issued under this Indenture to enforce the covenants made for the security thereof as provided in this Indenture and in the Act.

Section 202. Forms Generally. Prior to the Conversion Date for the Series 1999 Bonds, such Bonds and the Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A, and thereafter in substantially the form set forth in Exhibit B. Forms of each Additional Bond shall be established by Supplemental Indenture. Each form of Bond may have such insertions, omissions, substitutions or other variations as are required or permitted by this Indenture or the applicable form of Bond attached hereto. Information displayed in brackets in each form, other than Series designation is intended to provide instructions for preparation and should not be replicated in any form of Bond. The approving opinion of Bond Counsel may be set forth on the reverse side of each Bond. The definitive Bonds shall be typewritten printed, lithographed or engraved or produced by or in any legible manner.

Section 203. Principal Amount, Designation, Interest Rates and Maturities of Series 1999 Bonds.

(a) The Series 1999 Bonds shall be denominated “Industrial Development Revenue Bonds (Farmland National Beef Packing Company, L.P. Project), Series 1999” and shall be in the aggregate principal amount of $1,000,000.

(b) The Series 1999 Bonds shall be issued only in Authorized Denominations in fully registered form, numbered separately consecutively upward.

(c) The Series 1999 Bonds shall be originally dated as of their Date of Issue. Each Series 1999 Bond authenticated after the Date of Issue shall be dated as of the date of authentication and shall bear interest from the last date to which interest has been paid thereon in full, or if no interest has been paid, from the Date of Issue; provided that any Bond dated after a Record Date and before the next following Interest Payment Date shall bear interest from such following Interest Payment Date.

(d) The Series 1999 Bonds shall bear interest from the Date of Issue, payable on the Interest Payment Dates; provided that if a default has occurred in the payment of any interest the Trustee shall establish a special date for such payment as hereinafter provided. Prior to the Conversion Date, Series 1999 Bonds shall bear interest at the Weekly Rate. On and after the Conversion Date, Series 1999 Bonds shall bear interest at the Fixed Rate. Prior to the Conversion Date, interest on Series 1999 Bonds shall be computed on the basis of a 365 or 366 day year, as applicable, and the actual number of days elapsed. On and after the Conversion Date, interest on such Series shall be computed on the basis of a 360-day year with twelve (12) months of thirty (30) days.

(e) Prior to the Conversion Date, the interest rate for Series 1999 Bonds shall be the Weekly Rate adjusted and determined as follows, except in no case shall the interest rate ever exceed the Maximum Rate:

(i) from the Date of Issue thereof through and including Wednesday, February 3, 1999, an initial per annum interest rate to be determined by the Underwriter; and

(ii) thereafter, for each Weekly Rate Period, the lowest annual rate which, in the opinion of the Remarketing Agent determined on the Weekly Determination Date, and based on prevailing market conditions, will allow the Remarketing Agent to sell all Series 1999 Bonds on the next Weekly Adjustment Date at a price equal to par, plus accrued and unpaid interest; provided that if the Remarketing Agent shall fail to make such foregoing determination with respect to any Weekly Rate Period, the rate of interest on the Series 1999 Bonds for such period shall be the same as the rate for the Series 1999 Bonds prevailing during the immediately preceding Weekly Rate Period.

Each foregoing determination of the Remarketing Agent shall be conclusive for all purposes. The Remarketing Agent shall notify the Trustee by telephone (promptly confirmed in writing to the Trustee and the Company) of each determination by the Remarketing Agent of the Weekly Rate no later than 12:00 noon New York, New York time on the Business Day next following the date that a determination of such rate is made. No later than 11:00 A.M. on the third Business Day prior to each Interest Payment Date and each Optional Tender Date for a Series the Trustee shall give written (or facsimile) notice to the Company and the Credit Provider of the interest rate or rates which were in effect with respect to the Series for the period since the last Interest Payment Date.

(f) The Fixed Rate for each of the Series 1999 Bonds, which shall be in effect for the Fixed Rate Period, shall be determined as follows, except in no case shall the interest rate on any Bond exceed the applicable Maximum Rate. Subject to paragraph (j) of this Section, on the Conversion Date and during the Fixed Rate Period for such Series commencing thereon, each of such Series of the Bonds shall bear interest at the lowest annual rate which, in the written opinion of the Remarketing Agent, based on prevailing market conditions and delivered in writing to the Company, the Credit Provider and the Trustee no later than five (5) days prior to such Mandatory Tender Date, will allow all Bonds Outstanding of such

Series to be sold on such Mandatory Tender Date at par. Such determination of the Remarketing Agent shall be conclusive for all purposes.

(g) Except as provided below, all Series 1999 Bonds shall mature on February 1, 2029.

(h) Whenever the Trustee shall authenticate Series 1999 Bonds on or after the Conversion Date, the Trustee shall insert therein the Stated Maturity Date and the interest rate then applicable thereto as provided in the form of the Series 1999 Bonds set forth in Exhibit B attached hereto.

(i) Notwithstanding any other provision herein, no adjustment to the interest rate of any Series 1999 Bond shall become effective on a Conversion Date unless the Trustee shall receive a written opinion of Bond Counsel as provided in Section 306(a) of this Indenture.

(j) To the extent lawful, interest shall accrue on all principal of and interest on the Bonds not paid when due at the rate of interest accruing on Bonds of the applicable Series.

(k) The Series 1999 Bonds shall be subject to redemption, prepayment and Tender Dates prior to maturity as provided in Article III.

Section 204. Payment.

(a) All Bonds shall be payable as to principal, Purchase Price and Redemption Price in lawful money of the United States at the Principal Office of the Trustee, and interest on each Bond shall be payable by check or draft and mailed on the applicable Interest Payment Date or Tender Date to the Holder thereof at the address of such Holder, all as reflected on the Bond Register on the Record Date; provided that upon written instruction satisfactory to the Trustee from any Holder of $1,000,000 or more in aggregate principal amount of Bonds, interest shall be payable on the payment date by wire transfer to the Holder thereof as of the Record Date in accordance with instructions satisfactory to the Trustee.

(b) Notwithstanding paragraph (a) of this Section, if and to the extent that the Issuer shall fail to make payment or provision for payment of interest on any Bond due on any date, that interest (“defaulted interest”) shall cease to be payable to the person who was the Holder of that Bond as of the original Record Date. When moneys become available for payment of such defaulted interest, (i) the Trustee shall establish a Record Date for the payment of such defaulted interest which shall be not more than fifteen (15) nor fewer than ten (10) days prior to the date of the proposed payment, and (ii) the Trustee shall cause notice of the proposed payment and of the Record Date to be mailed by first class mail, postage prepaid, to each Holder at its address as it appears on the Bond Register not fewer than ten (10) days prior to the Record Date and, thereafter, such defaulted interest shall be payable to the persons who are the Holders of the Bonds at the close of business on the Record Date.

Section 205. Conditions Precedent to Delivery of Series 1999 Bonds. The Series 1999 Bonds shall be executed and delivered hereunder only if there shall have been delivered to the Trustee:

(a) a copy certified by the City Clerk of the Issuer of an ordinance of the Governing Body of the Issuer authorizing the issuance of the Series 1999 Bonds and the execution of this Indenture, the Bond Purchase Agreement, the Tax Regulatory Agreement and the Agreement;

(b) original executed counterparts of each of the Agreement, this Indenture and the Tax Regulatory Agreement;

(c) the opinion of Bond Counsel to the effect that the Series 1999 Bonds have been duly and validly issued and interest thereon is not includable in gross income for federal income tax purposes;

(d) the written order to the Trustee by an Issuer Representative to authenticate and deliver the Series 1999 Bonds to or upon the order of the person(s) designated therein upon payment to the Trustee for the account of the Issuer of a specified sum; and

(e) the original executed Letter of Credit.

Section 206. Execution of Bonds. Each Bond shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of the Mayor and attested by the manual or facsimile signature of the City Clerk of the Issuer and the Issuer’s corporate seal may be affixed, imprinted or reproduced thereon. Any Bond may be signed, sealed or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office and the validity thereof shall not be impaired by the fact that one or more officers authorized to execute such Bond shall have ceased to be in office on the formal issuance date thereof.

Section 207. Authentication of Bonds. Each Bond shall bear thereon a certificate of authentication, substantially in the form set forth in the applicable form of Bond attached as an Exhibit hereto. Only such Bonds as shall bear thereon such certificate of authentication, duly executed, shall be entitled to any security, right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless such certificate of authentication upon such Bond shall have been duly executed by the Trustee. Such executed certificate of authentication shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered under this Indenture.

Section 208. Registration of Bonds and Agent Therefor. The Issuer shall maintain and keep, at the principal office of the Trustee, a Bond Register for the registration, transfer and exchange of Bonds, and upon presentation thereof for such purpose at the principal office, the Issuer shall register or cause to be registered therein and permit to be transferred thereon or to be exchanged, under such reasonable regulations as the Issuer or the Trustee may prescribe, any Bond entitled to registration, transfer or exchange. The Trustee is hereby irrevocably appointed the agent of the Issuer for such registration, transfer or exchange of Bonds.

Section 209. Transfer and Exchange of Bonds. Each Bond may be exchanged, at the option of the Holder, and each Bond may be transferred, upon presentation and surrender of the Bond at the Principal Office of the Trustee, together with an assignment or instrument of transfer duly executed by the Holder or its duly authorized attorney-in-fact in form satisfactory to the Trustee. Upon such presentation and surrender of a Bond, the Issuer shall execute and the Trustee shall authenticate in the name of the Holder, in the case of exchange, and in the name of the transferee designated by the Holder, in the case of a transfer, a new Bond or Bonds of the same Series, maturity, and aggregate principal amount, bearing the same interest rate as the Bond surrendered; whereupon the new Bond or Bonds shall be valid obligations of the Issuer secured hereby and evidence all rights and privileges of the surrendered Bond, including all principal and all accrued and unpaid interest due or payable thereon. All surrendered Bonds shall be cancelled and destroyed.

For every such exchange or transfer of Bonds, the Trustee may make a charge sufficient to reimburse the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer. The cost of preparing each new Bond upon each exchange or transfer and any other expenses (except any applicable tax, fee or other governmental charge) of the Issuer or the Trustee incurred in connection with such exchange or transfer shall be paid by the Company pursuant to the Agreement.

On and after the Conversion Date, neither the Issuer nor the Trustee shall be required to register, transfer or exchange a Bond from the Record Date next preceding any applicable Interest Payment Date through and including such Interest Payment Date or from the fifteenth day next preceding any selection of Bonds to be redeemed until after the mailing of notice of redemption of Bonds or any Bonds selected for redemption.

Section 210. Ownership of Bonds and Effect of Registration. The Issuer and Trustee may treat and consider the person in whose name any Bond shall be registered upon the Bond Register as the Holder thereof, whether or not such Bond shall have matured, for the purpose of receiving payment of the principal or Redemption Price thereof and interest thereon and for all other purposes whatsoever, and neither the Issuer nor the Trustee shall be affected by any notice to the contrary.

Section 211. Bonds Mutilated, Destroyed, Stolen or Lost. In the event that any Bond is mutilated, destroyed, stolen or lost, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, stolen or lost Bond, a new Bond of like date, denomination, series and maturity as the Bond mutilated, destroyed, stolen or lost, provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee, and in the case of any such destroyed, stolen or lost Bond, there shall be first furnished to the Trustee evidence of such destruction, theft or loss satisfactory to the Trustee, together with indemnity in favor of the Issuer and the Trustee, satisfactory to it. The Issuer and the Trustee may charge the Holder of such Bond their reasonable fees and expenses in this connection. All such Bonds so surrendered to the Trustee shall be cancelled and destroyed by the Trustee. In case any such mutilated, destroyed, stolen or lost Bond has become or is about to become due and payable, the Issuer, at the direction of the Company, shall, instead of issuing a new Bond, cause the Trustee to pay such Bond out of money held by the Trustee and available for such purpose. The provisions of this Section are exclusive and shall preclude (the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, stolen or lost Bonds.

Section 212. Non-Presentment of Bonds. In the event any Bond shall not be presented for payment when due, either at a Stated Maturity Date, a Redemption Date, or otherwise, if funds sufficient to pay such Bond shall have been made available to the Trustee pursuant to the provisions of this Indenture for the benefit of the Holder thereof, all liability of the Issuer to the Holder thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds, without liability for interest thereon, solely for the benefit of the Holder of such Bond, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, said Bond; provided that any funds which shall be so held by the Trustee and which remain unclaimed by the Holder of any Bond not presented for payment within four years and eleven months after such date as upon which all of the Bonds shall have been fully paid or retired or provision for such payment has been made as provided in Article XI of this Indenture shall be paid to the

Company, free of any trust or lien and thereafter any such Holder shall look only to the Company for payment of such amount without interest thereon and the Trustee shall have no further responsibility with respect to such moneys.

Section 213. Temporary Bonds. Pending the preparation of definitive Bonds, the Issuer may execute, and the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, in fully registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their signing of such Bonds.

After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of authorized denominations. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds, and interest thereon, when and as payable, shall be paid to the registered owners thereof as provided in this Indenture.

SECTION 214. Issuance of Additional Bonds. To the extent permitted by the Act, the Issuer may issue one or more Series of Additional Bonds for the purpose of providing improvements to the Facilities, or any portion thereof, or for the purpose of refunding or financing the refunding or remarketing of any Bonds Outstanding, or otherwise. Each Series of Additional Bonds shall be secured by this Indenture and the Credit on an equal and parity basis with respect to all other Bonds Outstanding theretofore or thereafter issued. Any Series of Additional Bonds shall have such name, form, identifying designation and Series, denominations, date, maturities, interest rate or rates (including adjustments thereto), redemptions, mandatory or optional purchase requirements, tender rights or obligations, and such other terms and conditions as shall be provided by resolution of the Issuer and the terms of a Supplemental Indenture authorizing issuance of such Series, but only to the extent not inconsistent herewith. Notwithstanding the foregoing, no Series of Additional Bonds shall be executed, authenticated or delivered unless on the Date of Issue of such Series, each of the following conditions shall have been satisfied:

(a) the Agreement shall be in full force and effect, and no Event of Default thereunder shall be continuing;

(b) the Indenture shall be in effect, and no Event of Default thereunder shall be continuing;

(c) the Credit shall be in full force and effect;

(d) the Agreement shall (i) provide for Lease Payments sufficient to pay when due all scheduled principal of and interest on the Additional Bonds and all other Bonds Outstanding and (ii) require the Company to pay any Redemption Price when due of all Bonds Outstanding; and

(e) the Credit shall provide for payment when due of all payments of principal, Redemption Price, Purchase Price and interest in respect of the Additional Bonds, to the same effect as provided for all other Bonds Outstanding.

Notwithstanding the foregoing, the Trustee shall not authenticate and deliver any Additional Bonds unless the Trustee shall receive in respect thereof each of the following:

(i) a copy certified by the City Clerk of the Issuer of an ordinance of the Governing Body of the Issuer authorizing the issuance of such Additional Bonds and execution of such amendments of the Agreement and execution of such Supplemental Indenture as is required hereunder;

(ii) an original executed counterpart of each of the Agreement, as amended to the date thereof, and the Supplemental Indenture authorizing the issuance of such Additional Bonds;

(iii) the opinion of Bond Counsel to the effect that such Additional Bonds have been duly and validly issued and that, if applicable, interest thereon is not includable in gross income for federal income tax purposes, and that the issuance thereof shall not cause interest on any other Series to be included in gross income for federal income tax purposes;

(iv) the written order to the Trustee by an Issuer representative to authenticate and deliver the Additional Bonds to or upon the order of a designated purchaser upon payment to the Trustee for the account of the Issuer of a specified sum;

(v) the original executed Credit, as amended to date and in effect; and

(vi) an Opinion of Counsel that all conditions hereunder to the issuance of such Additional Bonds have been satisfied.

Section 215. Book-Entry System; Limited Obligation. The Series 1999 Bonds shall be initially issued in the form of a separate single fully registered Bond (which may be typewritten). Upon initial execution, authentication and delivery, the ownership of such global Series 1999 Bond shall be registered in the Bond Register in the name of Cede & Co. as nominee of the Depository. Except as provided in Section 217, all of the Outstanding Series 1999 Bonds shall be registered in the Bond Register kept by the Trustee in the name of Cede & Co. and the Bonds may be transferred, in whole but not in part, only to the Depository, to a successor Depository or to another nominee of the Depository or of a successor Depository

With respect to Bonds registered in the Bond Register in the name of Cede & Co., the Issuer and the Trustee shall have no responsibility or obligation to any participant or to any person on behalf of which such a participant holds a beneficial interest in the Bonds. Without limiting the immediately preceding sentence, the Issuer and the Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, or any participant with respect to any beneficial ownership interest in the Bonds, (b) the delivery to any participant, beneficial owner or any other person, other than the Depository, of any notice with respect to the Bonds, including any Redemption Notice, (c) the selection by the Depository and the participants of the beneficial interests in the Bonds to be redeemed in part, or (d) the payment to any participant, beneficial owner or any other person, other than the Depository, of any amount with respect to principal, Purchase Price or Redemption Price of, or interest on the Bonds. The Issuer and the Trustee may treat and consider the person in whose name each Bond is registered in the Bond Register as the holder and absolute owner of such Bond for the purpose of payment of principal, Purchase Price and Redemption Price of, and interest on such

Bond, for the purpose of giving Redemption Notices and other notices with respect to such Bond, and for all other purposes whatsoever, including, without limitation, registering transfers with respect to the Bonds.

The Trustee shall pay all principal, Purchase Price and Redemption Price of, and interest on the Bonds only to or upon the order of the respective Bondholders, as shown in the Bond Register kept by the Trustee, or their respective attorneys duly authorized in writing, and all such payments shall be valid hereunder with respect to payment of principal, Purchase Price and Redemption Price of, and interest on the Bonds to the extent of the sum or sums so paid. No person other than a Bondholder, as shown in the Bond Register, shall receive a Bond evidencing the obligation to make payments of principal, Purchase Price and Redemption Price of, and interest pursuant to this Indenture of Trust. Upon delivery by the Depository to the Trustee and the Issuer of written notice to the effect that the Depository’ has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions herein with respect to Record Dates, the words Cede & Co. in this Indenture shall refer to such new nominee of the Depository.

Anything in this Indenture to the contrary notwithstanding, payment of the redemption price of a Book Entry Bond, or portion thereof, called for redemption prior to maturity may be paid to the Depository by check or draft mailed to the Depository or by wire transfer. Anything in this Indenture to the contrary notwithstanding, such redemption price may be paid without presentation and surrender to the Trustee of the Book Entry Bond, or portion thereof, called for redemption; provided, however, that payment of (a) the principal payable at maturity of a Book Entry Bond and (b) the redemption price of a Book Entry Bond as to which the entire principal amount thereof has been called for redemption shall be payable only upon presentation and surrender of such Book Entry Bond to the Trustee; and provided, further, that no such redemption price shall be so payable without presentation and surrender unless such Book Entry Bond shall contain or have endorsed thereon a legend substantially to the following effect (provided that such legend may be modified as may be determined necessary or desirable by the Issuer or the Depository):

“AS PROVIDED IN THE INDENTURE REFERRED TO HEREIN, UNTIL THE TERMINATION OF THIS SYSTEM OF BOOK-ENTRY-ONLY TRANSFERS THROUGH THE DEPOSITORY TRUST COMPANY (TOGETHER WITH ANY SUCCESSOR SECURITIES DEPOSITORY APPOINTED PURSUANT TO THE INDENTURE (THE “DEPOSITORY”), AND NOTWITHSTANDING ANY OTHER PROVISION OF THE INDENTURE TO THE CONTRARY, (A) THIS BOND MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO ANY SUCCESSOR SECURITIES DEPOSITORY OR ANY NOMINEE THEREOF AND A PORTION OF THE PRINCIPAL AMOUNT OF THIS BOND MAY BE PAID OR REDEEMED WITHOUT SURRENDER HEREOF TO THE TRUSTEE. THE DEPOSITORY OR A NOMINEE, TRANSFEREE OR ASSIGNEE OF THE DEPOSITORY OF THIS BOND MAY NOT RELY UPON THE PRINCIPAL AMOUNT INDICATED HEREON AS THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID. THE PRINCIPAL AMOUNT OUTSTANDING AND UNPAID SHALL FOR ALL PURPOSES BE

THE AMOUNT DETERMINED IN THE MANNER PROVIDED IN THE INDENTURE.”

Anything in this Indenture to the contrary notwithstanding, upon any such payment to the Depository without presentation and surrender, for all purposes of (i) the Book Entry Bond as to which such payment has been made and (ii) this Indenture, the unpaid principal amount of such Book Entry Bond Outstanding shall be reduced automatically by the principal amount so paid. In such event, the Trustee shall notify forthwith the Registrar as to the particular Book Entry Bond as to which such payment has been made, and the principal amount of such Bond so paid, the Registrar shall note such payment on the registration books of the Issuer maintained by it, but failure to make any such notation shall not affect the automatic reduction of the principal amount of such Book Entry Bond Outstanding as provided in this subsection.

Section 216. Representation Letter. In order to qualify the Series 1999 Bonds for the Depository’s book-entry system, an Issuer Representative shall execute and deliver on behalf of the Issuer to such Depository a letter from the Issuer representing such matters as shall be necessary to so qualify the Series 1999 Bonds (the “Representation Letter”). The execution and delivery of the Representation Letter shall not in any way limit the provisions of Section 215 or in any other way impose upon the Issuer any obligation whatsoever with respect to persons having beneficial interests in the Series 1999 Bonds other than the registered owners, as shown in the Bond Register kept by the Trustee. In addition to the execution and delivery of the Representation Letter, any Issuer Representative is hereby authorized to take any other actions, not inconsistent with this Indenture, to qualify the Series 1999 Bonds for the Depository’s book-entry program.

Section 217. Transfers Outside Book-Entry System. If at any time the Depository notifies the Issuer and the Trustee that it is unwilling or unable to continue as Depository with respect to the Series 1999 Bonds or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository is not appointed by the Issuer within 90 days after the Issuer and the Trustee receive notice or become aware of such condition, as the case may be, Section 215 shall no longer be applicable and the Trustee shall execute and deliver bonds representing the Series 1999 Bonds as provided below. In addition, the Issuer may determine at any time that the Series 1999 Bonds shall no longer be represented by global bonds and that the provisions of Section 215 shall no longer apply to the Series 1999 Bonds. In any such event, the Issuer shall execute and the Trustee shall authenticate and deliver bonds representing the Series 1999 Bonds as provided below. Series 1999 Bonds issued in exchange for global bonds pursuant to this Section shall be registered in such names and delivered in such authorized denominations as the Depository, pursuant to instructions from the participants or otherwise, shall instruct the Issuer and the Trustee. The Trustee shall deliver such bonds representing the Series 1999 Bonds to the persons in whose names such Series 1999 Bonds are so registered.

If the Issuer determines to replace the Depository with another qualified securities depository, the Issuer shall prepare or cause to be prepared a new fully-registered global bond for each of the maturities of each type of Series 1999 Bonds, registered in the name of such successor or substitute securities depository or its nominee, or make such other arrangements as are acceptable to the Issuer, the Trustee and such securities depository and not inconsistent with the terms of this Indenture.

Section 218. Payment and Notices to the Nominee. Notwithstanding any other provision of this Indenture to the contrary, so long as any Series 1999 Bond is registered in the name of Cede & Co., all payments with respect to principal of, premium, if any, and interest on such Bond and all notices with respect to such Series 1999 Bond shall be made and given, respectively, as provided in the Representation Letter or as otherwise instructed by the Depository.

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ARTICLE III

REDEMPTION AND PURCHASE OF BONDS

Section 301. Optional And Mandatory Redemption. The Series 1999 Bonds shall be subject to redemption prior to maturity, only as provided in this Article III and in the form of the Series 1999 Bonds set forth in Exhibit A or Exhibit B. Series 1999 Bonds may be redeemed as follows:

(a) Optional Redemption. Subject to Section 301(e), upon (i) request of the Company to the Trustee in accordance with Section 10.4 of the Agreement for redemption on a Business Day which occurs during a redemption period hereinafter set forth for which notice can be given in accordance herewith, and (ii) deposit with the Trustee of an amount of Eligible Funds sufficient, together with other Eligible Funds in the Funds and available therefor, to pay the Redemption Price and accrued interest to the Redemption Date (or, after the Conversion Date, in lieu of such deposit, if a Credit is in effect which secures payment of the entire Redemption Price, the delivery to the Trustee of a written consent of the Credit Provider consenting to the requested redemption and agreeing that the Credit will cover such Redemption Price), Series 1999 Bonds of the requested Series and Stated Maturity in Authorized Denominations shall be redeemed on the requested Redemption Date, in whole or in part as follows:

(i) on and prior to the Conversion Date, on any Business Day at a Redemption Price equal to the principal amount thereof plus accrued interest to the Redemption Date; and

(ii) during the Fixed Rate Period for such Series, as follows: (A) no Bonds shall be subject to such optional redemption prior to the first Redemption Year which shall commence on the February 1 next preceding the midpoint of such Interest Rate Period (unless such midpoint is February 1 of any year, in which case the Redemption Year shall commence on such February 1); (B) during such first Redemption Year, Bonds may be redeemed at a Redemption Price of 102% of their principal amount, plus accrued interest to the Redemption Date; (C) thereafter, during the Redemption Year next following Bonds may be redeemed at a Redemption Price of 101% of their principal amount, plus accrued interest to the Redemption Date; and (D) thereafter, until and including the next succeeding Mandatory Tender Date (or final maturity, if earlier) of such Series, such Bonds may be redeemed at a Redemption Price equal to their principal amount, plus accrued interest to the Redemption Date. Notwithstanding the foregoing, Bonds of a Series may be redeemed on any Mandatory Tender Date for such Series at a Redemption Price equal to their principal amount plus accrued interest to the Redemption Date. Notwithstanding the foregoing, the above optional redemption provisions may be modified on any Mandatory Tender Date at the request of the Company and with the consent of the Issuer, the Credit Provider and the Remarketing Agent and upon receipt by the Trustee of an Opinion of Bond Counsel to the effect that such modification will not result in the interest on the Series 1999 Bonds being includable in gross income for federal income tax purposes.

(b) Additional Optional Redemption Upon Casualty or Condemnation. Subject to Section 301(e), upon request of the Company to the Trustee in accordance with Section 10.2 of the Agreement and deposit of an amount sufficient, together with moneys in the Funds available therefor, to pay principal and accrued interest to a Redemption Date (which shall be a Business Day), all Series 1999 Bonds shall be redeemed in whole and not in part prior to maturity, at a price equal to their principal amount, plus accrued interest to the Redemption Date, on the date so requested (or if such date does not permit notice to be given in accordance herewith, the earliest Business Day thereafter for which notice of redemption may be given).

(c) Determination of Taxability. Upon the occurrence of a Determination of Taxability with respect to any Series 1999 Bonds, all of the Series 1999 Bonds shall be redeemed at a Redemption Price equal to the principal amount thereof, plus accrued interest to the Redemption Date, which date shall be the earliest practicable date for which the Trustee can give notice in accordance herewith. On notice to the Trustee, by the Company or otherwise, of the occurrence of a Determination of Taxability, the Trustee shall thereupon: (i) request payment for the Redemption Price related thereto under the Credit to the extent required pursuant to Section 411, (ii) give notice of redemption for all Bonds to be redeemed, and (iii) give immediate telephonic notice to the Company of the Redemption Date, and the amount due and payable by the Company pursuant to Section 5.2(b) of the Agreement, such telephonic notice to be followed by written notice as provided in Section 1105.

(d) [Reserved]

(e) Requirement for Eligible Funds. Notwithstanding any other provision herein, no notice of redemption shall be given by the Trustee for redemption under paragraphs (a) or (b) of this Section unless (i) the Trustee shall hold Eligible Funds available to pay the full Redemption Price for such redemption, or, (ii) a Credit is in effect securing the payment of such Redemption Price, including any Preference Amounts related thereto if the Credit is not a direct pay letter of credit.

(f) Redemption at Option of Credit Provider. If an Event of Default shall ever occur under the Agreement, Series 1999 Bonds shall, at the option of the Credit Provider, which option shall be exercised by the Credit Provider by giving written notice thereof to the Issuer, the Company and the Trustee, be redeemed, in whole and not in part, at a price equal to their principal amount, plus accrued interest to the Redemption Date, on any date thereafter designated by the Credit Provider in writing to the Trustee for which proper notice hereunder can be given.

Section 302. Selection Of Bonds Upon Partial Redemption. In the event less than all Bonds of any Series are to be redeemed, such Bonds shall be redeemed in inverse order of Stated Maturity Date, and Bonds within a maturity to be redeemed shall be selected by lot by the Trustee in such manner as the Trustee in its discretion may determine, each portion of principal amount in the minimum Authorized Denomination of Bonds being considered as one Bond for this purpose. If only a portion of a Bond having a principal amount of more than the minimum Authorized Denomination shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion thereof with the same Series and maturity shall be issued to the Holder upon the surrender of the original Bond.

Section 303. Payment Of Redemption Bonds. Notice having been given in the manner provided in Section 304, the Bonds or portions thereof called for redemption and specified in the notice shall become due and payable on the specified Redemption Date at the applicable Redemption

Price, plus unpaid interest to the Redemption Date, and upon presentation and surrender thereof at the place or places specified in the notice, together with a written instrument of transfer duly executed by the registered Holder thereof or by his duly authorized representative in writing, the Bonds or portions thereof shall be paid at the Redemption Price, plus unpaid interest on the Bonds to such Redemption Date. If less than all of a Bond shall be called for redemption, the Issuer shall execute and the Trustee shall authenticate and cause to be delivered, upon the surrender of such Bond, without charge to the owner thereof, for the unredeemed balance of the principal amount of the Bond so surrendered, Bonds of like designation, interest rate, Series and maturity in any of the Authorized Denominations and registered in such name or names as may be requested. If on such Redemption Date, payment by the Company of moneys or Government Obligations for the redemption of all the Bonds to be redeemed, together with interest thereon accrued and unpaid to such Redemption Date, shall have been on deposit with the Trustee and if notice of redemption thereof shall have been given as aforesaid, then from and after such Redemption Date interest on the Bonds or portions thereof called for redemption shall cease to accrue and become payable, and such Bonds or portions thereof shall no longer be considered as Outstanding. All moneys on deposit with the Trustee for the redemption of particular Bonds shall be held in trust solely for the accounts of the Holders of the Bonds to be so redeemed and the Trustee shall have no liability or responsibility for the amount of interest if any, earned thereon. All Bonds which have been redeemed shall not be reissued, but shall be canceled and destroyed.

Section 304. Notice of Redemption. In the case of the redemption of any Series of Bonds, the Trustee shall select the Bonds of such Series to be redeemed and give notice of the redemption of Bonds, which notice shall specify the Redemption Date, Redemption Price and the place or places where amounts due upon such redemption shall be payable and, if less than all of the Bonds are to be redeemed, the letters and numbers or other distinguishing marks of such Bonds so to be redeemed, and, in the case of a Bond to be redeemed in part only, such notice shall also specify the portion of the principal amount thereof to be redeemed. Such notice shall further state that on such Redemption Date there shall become due and payable upon each Bond to be redeemed the Redemption Price thereof, or the Redemption Price of the specified portion of the principal thereof in the case of a Bond to be redeemed in part only, together with interest accrued to such Redemption Date, and that from and after such date interest thereon shall cease to accrue and be payable. The Trustee shall mail a copy of such notice, first-class mail, postage prepaid, not more than forty (40) or less than thirty (30) days before such Redemption Date, to the Holder of any Bond all or a portion of which is to be redeemed, at said registered Holder’s last address, if any, appearing upon the Bond Register, but failure to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any proceedings for the redemption of Bonds.

Section 305. Notice to Trustee. As a condition to any redemption pursuant to Section 301(a) or (b) the Issuer or the Company, as the case may be, shall, at least forty-five (45) days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount, maturity and series of Bonds to be redeemed.

Section 306. Conversion Date and Other Mandatory Tender Dates.

(a) Designation of Conversion Date and other Mandatory Tender Dates.

(i) The Conversion Date for the Series 1999 Bonds shall be a Mandatory Tender Date.

(ii) A Conversion Date for a Series shall occur on any Business Day designated in a written notice signed by a Company Representative delivered to the Trustee and Remarketing Agent, accompanied by written consent thereto of the Credit Provider, not later than forty (40) days prior to the Mandatory Tender Date.

(iii) Notwithstanding the foregoing, the rate of interest borne by the Series 1999 Bonds shall not be converted from the Weekly Rate to the Fixed Rate unless, not later than the date on which designation of the Conversion Date is delivered to the Trustee, the Trustee has received a written opinion of Bond Counsel to the effect that such designation of a Conversion Date and the actions required hereunder as a result thereof (including any adjustment in interest rate) shall not cause interest on the Series 1999 Bonds to be included in gross income of Holders for federal income tax purposes.

(iv) Each Series of the Series 1999 Bonds shall be purchased in whole at a Purchase Price of 100% of the principal amount thereof on the third Business Day next preceding the expiration date or date of cancellation of the Letter of Credit securing such Series if such Letter of Credit is being replaced with a Substitute Credit; provided, however, that there shall not be so purchased Bonds with respect to which the Trustee shall have received an Election to Retain from the Holders thereof in accordance with paragraph (e) of this Section 306 and Bonds which have been remarketed as Bonds secured by the Substitute Credit referred to in this subparagraph (iv).

(b) Trustee Notices. The Trustee shall give written notice of each Mandatory Tender Date for a Series of Bonds to all Holders thereof, which notice shall be substantially in the form attached as Exhibit C, which may also include, with respect to a Mandatory Tender Date that is also a Conversion Date, an estimate provided by the Remarketing Agent of the Fixed Rate then expected to commence on such Mandatory Tender Date. The Trustee shall mail a copy of such notice, first class mail, postage prepaid, not less than thirty (30) days nor more than forty (40) days before each Mandatory Tender Date to each Holder at the Holder’s last address, if any, appearing upon the Bond Register, but failure of any Holder to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any proceedings for the purchase of Bonds. Except for a Conversion Date, the notice shall be accompanied by a form of an Election to Retain.

(c) Mandatory Purchase. Subject to paragraph (e) of this Section, all Tendered Bonds shall be purchased at the Purchase Price on each applicable Mandatory Tender Date, but only to the extent of amounts credited to the Purchase Account established in respect thereof and available therefor. Payment of the Purchase Price shall be made only upon delivery of such Bond to the Trustee at its Principal Office, together with proper instruments of assignment completed in blank.

(d) Effect of Non-Delivery. Bonds purchased (but not canceled) pursuant to this Section shall continue to be deemed Outstanding for all purposes under this Indenture. Subject to paragraph (e) of this Section, all Tendered Bonds shall be deemed purchased on each Mandatory Tender Date to the extent that funds required to pay the Purchase Price therefor are held by the Trustee as Tender Agent on such date in the applicable Purchase Account, regardless of delivery or assignment of such Bonds to the Tender Agent; and in such case, if any such Tendered Bond is not delivered on or before the applicable Mandatory Tender Date, such Bond shall be deemed tendered for Mandatory Purchase nevertheless; and the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond of like date, maturity, Series and denomination as the Bond to be purchased; and the Trustee shall register and transfer such Bond as herein required. Holders of Tendered Bonds deemed so purchased on a Mandatory Tender Date shall cease to be entitled to hold such Bonds or to accrue interest in respect thereof on and after such date and shall no longer be secured by the provisions hereof or deemed Outstanding, except to the extent of claims against amounts held in the Purchase Account or hereunder for payment of the applicable Purchase Price.

(e) Election to Retain. With respect to each Mandatory Tender Date, the Holders of any Bonds of such Series shall deliver in transferable form all such Bonds to the Principal Office of the Tender Agent on or before the 15th day next preceding such Mandatory Tender Date, whether or not an Election to Retain is filed. Except with respect to a Conversion Date, Holders may elect to retain any Bond if an Election to Retain for such Bond, duly completed to the satisfaction of the Tender Agent, is actually received by the Tender Agent at its Principal Office by the 15th day next preceding such Mandatory Tender Date from the Holder, together with, unless waived by the Trustee, each Bond subject thereto; in such case such Bond shall not be subject to Mandatory Purchase, and the Trustee shall promptly after the Mandatory Tender Date authenticate and deliver to such Holder a new form or forms of Bonds of like principal amount and Series designating the then current interest rate or rates borne by such Bonds. The Tender Agent shall promptly notify the Trustee, the Company, Remarketing Agent and Credit Provider of all Elections to Retain (and Bonds subject thereto duly received by the Trustee) and, upon request, promptly deliver to such persons copies of the same. No Holder of any Series shall have any right to retain Bonds of such Series by filing an Election to Retain with respect to the Conversion Date for the Series.

Section 307. Optional Tender Dates. Prior to the Conversion Date, Tendered Bonds in any Authorized Denomination shall be purchased from the Holder thereof at the Purchase Price on the applicable Optional Tender Date, upon:

(a) delivery by 5:00 p.m. New York, New York time on any Business Day of written notice (or telephonic or oral notice promptly confirmed in writing) to the Tender Agent at its Principal Office of an irrevocable request by such Holder, which Optional Tender Notice shall identify (i) the aggregate principal amount, Series designation and certificate numbers of the Bonds to be purchased, and (ii) the Optional Tender Date, which date shall occur prior to the Conversion Date and no earlier than the seventh calendar day after such notice is given, provided that such date shall be a Business Day; and

(b) delivery to the Tender Agent at its Principal Office, at or prior to 9:00 a.m., New York, New York time, on the Optional Tender Date, of the Bonds to be purchased, together with, an appropriate endorsement for transfer, or accompanied by a bond power endorsed in blank.

Notwithstanding paragraph (b) of this Section, any Tendered Bond required to be purchased pursuant to this Section and not delivered as required by paragraph (b) may, with the consent of the Company, Credit Provider and Remarketing Agent, nevertheless be deemed to have been purchased on the Optional Tender Date (to the extent funds are held by the Tender Agent and available to pay the Purchase Price therefor), and, the Trustee shall authenticate new Bonds in lieu of such Tendered Bonds to the same effect as provided in Section 306(e) with respect to undelivered Tendered Bonds in connection with a Mandatory Tender Date.

The Tender Agent shall promptly, no later than the next Business Day following receipt of an Optional Tender Notice, give telegraphic or telephonic notice (promptly confirmed in writing) to the Trustee, the Remarketing Agent, the Company and the Credit Provider of the Tender Agent’s receipt of the notice of an Optional Tender Notice (and the related Optional Tender Date and principal amount of Tendered Bonds).

The Trustee shall submit a claim or draw under the Credit in respect of each Optional Tender Date to the extent required by Section 411.

Section 308. Funds For Purchase of Bonds. On any Optional Tender Date or Mandatory Tender Date, the Purchase Price for all Tendered Bonds shall be paid as and to the extent provided in Section 405.

Section 309. Transfer and Remarketing of Purchased Bonds. Tendered Bonds purchased (or deemed purchased in the case of nondelivery) shall be (a) transferred to the Tender Agent or its designees, to the extent the Purchase Price therefor was paid directly or indirectly from proceeds of the remarketing of such Bonds, (b) transferred to the Company to the extent the Purchase Price therefor was paid directly or indirectly by or on behalf of the Company, and (c) credited to the account of the Credit Provider to the extent the Purchase Price thereof was paid from amounts paid under the Credit (“Credit Provider Bonds”).

Credit Provider Bonds shall be registered in the name of the Trustee for the benefit of the Credit Provider and held by the Trustee as custodian for and on behalf of the Credit Provider. The Remarketing Agent shall continue to use its best efforts to remarket such Credit Provider Bonds. Upon the successful remarketing of such Credit Provider Bonds by the Remarketing Agent, (i) the Trustee shall give written notice to the Credit Provider of such remarketing, (ii) such Credit Provider Bonds will automatically be released by the Credit Provider and, upon receipt of the remarketing proceeds thereof, shall be registered in the name(s) of and delivered to the purchaser(s) thereof, and (iii) the remarketing proceeds shall be promptly remitted by the Trustee to the Credit Provider, unless the Credit Provider certifies to the Trustee that the Company has repaid the Credit Provider pursuant to the Reimbursement Agreement and no Event of Default exists under that agreement, in which case the proceeds shall be promptly remitted by the Trustee to the Company.

Section 310. Company-Purchased Bonds. Notwithstanding any other provision herein, unless the Trustee shall receive an opinion from Bond Counsel that failure to take the following action shall not cause interest on purchased Bonds to be included in gross income for federal income tax purposes, all Bonds purchased by or on behalf of the Company (or any related person) as a result of an Optional Tender Purchase or a Mandatory Purchase shall be either (a) remarketed to persons who are not related to the Company within thirty (30) days following purchase thereof, or (b) delivered to the Trustee for cancellation and retirement.

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ARTICLE IV

FUNDS, APPLICATION OF REVENUES AND OTHER MATTERS

Section 401. Establishment of Funds. The Issuer hereby establishes and creates the following Funds and Accounts, which shall be special trust funds held by the Trustee:

(a) the Bond Fund, and therein a “Company Account” and a “Credit Account”;

(b) the Acquisition Fund;

(c) the Insurance and Award Fund; and

(d) the Rebate Fund.

In addition, with respect to any Tendered Bonds, the Tender Agent shall establish a Purchase Account for each applicable Tender Date.

Section 402. Application of Funds. Proceeds from the sale of the Series 1999 Bonds shall be deposited on the Date of Issue with the Trustee in the Acquisition Fund.

Section 403. Acquisition Fund. On the Date of Issue of the Series 1999 Bonds, all proceeds of the Series 1999 Bonds shall be deposited in the Acquisition Fund. Moneys in the Acquisition Fund shall be expended and disbursed in accordance with the provisions of the Agreement. The Trustee is hereby authorized and directed to make disbursements from the Acquisition Fund on any certificate of requisition meeting the requirements of Section 3.3 of the Agreement. The Trustee shall keep and maintain adequate records pertaining to the Acquisition Fund and all receipts and disbursements pertaining thereto, and shall furnish periodic statements with respect thereto to the Company and the Credit Provider. The Trustee shall not, without the prior written consent of the Credit Provider, make disbursements from the Acquisition Fund if an Event of Default has occurred and is continuing.

Section 404. Bond Fund. The Trustee is required to deposit in the Bond Fund each installment of Lease Payments, any interest on Lease Payments not paid when due, all amounts received under the Credit pursuant to Section 411(b)(ii) or 411(b)(iii) or otherwise for payments (other than the Purchase Price) and any other moneys paid to the Trustee under the Agreement or this Indenture for credit or transfer to the Bond Fund. Amounts deposited in the Bond Fund, other than amounts paid pursuant to the Credit, shall be deposited in the Company Account. Amounts deposited from the Credit shall be deposited in the Credit Account. Moneys in the Bond Fund shall be used and withdrawn by the Trustee solely to pay when due and payable principal of and premium and interest on the Bonds.

Principal of and premium, if any, and interest due on the Bonds on any date shall be payable from the following sources in the following order, with each source of funds being deemed applied allocable to all Bonds (and beneficial ownership interest therein) purchased:

(a) first, from amounts credited to the Credit Account of the Bond Fund;

(b) next, from amounts credited to the Company Account of the Bond Fund; and

(c) next, from any other amounts held by the Trustee hereunder and available therefor under the terms of this Indenture.

Section 405. Purchase Account. With respect to each Tender Date, there shall be deposited or credited to a separate subaccount of the Purchase Account established therefor, to be designated as the Remarketing Sub-Account, all moneys deposited with the Tender Agent by the Remarketing Agent from the proceeds of remarketing the Bonds (other than to the Company, or the Issuer, or a related person) in accordance with Section 715. Any amount received by the Trustee pursuant to the Credit under Section 411(b)(i) (or otherwise for payment of the Purchase Price) shall be deposited or credited to a separate subaccount of the Purchase Account, to be designated as the Credit Sub-Account. Any other amounts designated to be deposited in the Purchase Account shall be deposited in a separate subaccount. On each Tender Date the Tender Agent shall apply amounts in the applicable Purchase Account to purchase Tendered Bonds. Moneys in the Purchase Account shall be used solely for the purchase of Tendered Bonds except as provided below.

The Purchase Price for Tendered Bonds shall be paid on each Tender Date from the following sources and amounts in the applicable Purchase Account in the following order, with each source of funds being deemed applied allocable to all Tendered Bonds in respect of which a payment is made:

(a) first, from any amounts paid under the Credit;

(b) next, from amounts derived from the remarketing of the Tendered Bonds to any person; and

(c) next, from any other amounts held by the Tender Agent for purchase of the Tendered Bonds.

Except as provided below, any moneys remaining credited to the Purchase Account subsequent to any Tender Date in excess of those necessary to effect the Optional Tender Purchase or Mandatory Purchase of all Tendered Bonds due on or before such date shall be promptly returned to the Company.

Amounts in the Purchase Account not applied to the purchase of Tendered Bonds because of the nondelivery of any Tendered Bonds shall be held by the Trustee in a separate trust account for payment of the Purchase Price of such non-delivered Bonds, provided that moneys so held for Bonds not presented for purchase within four years and eleven months following the Tender Date shall be paid to the Company or its designees and thereafter persons holding such non- delivered Bonds may look only to the Company for payment of the Purchase Price of such Bonds.

Section 406. Insurance and Award Fund. Pursuant to Sections 6.1 and 6.2 of the Agreement, in the event of casualty to or a taking of the Facilities, the Net Proceeds of any insurance award or condemnation award in respect of such casualty or taking shall be paid to the Trustee and deposited in the Insurance and Award Fund. If the Company shall be permitted to exercise its option to prepay Rent under Section 10.2 of the Agreement, all monies in the Insurance and Award Fund shall be deposited by the Trustee in the Bond Fund.

If the Company shall elect to rebuild or restore the Equipment and Improvements as provided in Sections 6.1 and 6.2 of the Agreement, the Trustee shall disburse the amounts held in the Insurance and Award Fund to the Company.

Section 407. Moneys To Be Held In Trust. All moneys required to be deposited with or paid to the Trustee for the account of any Fund under any provision of this Indenture shall be held by the Trustee in trust, and shall, while held by the Trustee, constitute part of the Trust Estate and be subject to the lien or security interest created hereby. Moneys in the Purchase Account and Rebate Fund shall be held and applied solely as provided herein.

Section 408. Payment To The Credit Provider and Company From The Funds. Any amounts remaining in the Funds after payment in full of the Bonds, the fees, charges, expenses and advances of the Trustee, its agents and counsel and any Paying Agent and all other amounts required to be paid hereunder and under the Agreement shall be paid to the Company upon the expiration or sooner termination of the term of the Agreement.

Section 409. Investment of Moneys. Amounts in the Funds, the Purchase Account and Rebate Fund shall be invested only as follows:

(a) Subject to any contrary provisions herein, any moneys held as part of any Fund, the Purchase Account or Rebate Fund shall, upon written request and direction by the Company, be invested and reinvested by the Trustee in accordance with and subject to the provisions of Article IV of the Agreement, but only in Investment Obligations (except if a Credit does not secure payment of the entire Redemption Price, moneys deposited to pay the portion of the Redemption Price not secured by the Credit shall be only invested in Government Obligations). Monies credited to any Fund maintained hereunder which are uninvested pending disbursement or receipt of proper investment directions or as directed herein, may be deposited to and held in a non-interest bearing demand deposit account established with the commercial banking or other similar department of the Trustee or with any bank affiliated with the Trustee, without the pledge of securities or other collateralization of such deposit accounts. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Fund for which they were made. The Trustee may invest through or from any affiliated bank or its own trust department. All investment earnings on moneys in any fund or account shall be credited to such fund or account, and any loss resulting from such investment shall be debited to such fund or account. Notwithstanding the foregoing, all amounts received from the Company as payment of Lease Payments, Redemption Price or Purchase Price, or pursuant to the Credit, shall be invested solely in Governmental Obligations maturing (or callable at the option of the holder thereof) no later than thirty (30) days after investment (or earlier to the extent amounts invested therein shall be required to be paid hereunder).

(b) The Trustee shall sell and reduce to cash a sufficient amount of such investments whenever the cash balance in the Acquisition Fund or Insurance and Award Fund is insufficient to pay a requisition when presented or whenever the cash balance in the Bond Fund is insufficient to pay amounts due the Credit Provider or to pay the principal or Redemption Price of, and interest on the Bonds when due, or whenever the cash balance in the Purchase Account is insufficient to purchase the Bonds pursuant hereto.

(c) All moneys in all Funds shall not be invested in obligations or securities with a Yield in excess of the Yield on the Bonds except as invested (a) in obligations described in Section 103(a) of the Code, (b) as otherwise permitted herein or (c) as permitted by an opinion of Bond Counsel which states in effect that such investment will not cause interest on the Series 1999 Bonds to become included in gross income for federal income tax purposes.

(d) Moneys in any Fund may be invested without regard to Yield for a period of thirty days following receipt. Moneys which are investment earnings may be invested without regard to Yield for a period of one year from receipt. Moneys in the Bond Fund may be invested at a Yield greater than the Yield on the Bonds, subject to the following sentence. If at any time the balance in the Bond Fund exceeds the total amount of principal and interest to be paid on the Bonds in the then current Bond Year plus one-twelfth (1/12th) of the total amount of the principal and interest paid and to be paid on the Bonds in the current Bond year, such excess shall not be invested at a Yield greater than the Yield on the Bonds.

(e) Notwithstanding the foregoing, any other amounts in any Funds may be invested without restriction as to Yield to the extent such aggregate amounts do not exceed the lesser of five percent of the proceeds of the Bonds or $100,000.

Section 410. Rebate Fund; Rebate to United States. To assist the Company with its obligations under the Tax Regulatory Agreement, the Trustee shall make information regarding the Bonds and investments hereunder available to the Company, shall make deposits and disbursements from the Rebate Fund in accordance with the instructions received from the Company pursuant to the Tax Regulatory Agreement and the Agreement, shall invest the Rebate Fund pursuant to the requirements of Section 4.3 of the Agreement and shall deposit income from such investments in the Rebate Fund immediately upon receipt thereof. The Trustee shall retain at the expense of the Company an accountant, Bond Counsel or other person holding itself out as experienced in the computation of arbitrage rebate (the “Rebate Consultant”) to compute amounts required to be rebated to the United States in connection with the Series 1999 Bonds.

Section 411. Claims and Draws Under The Credit.

(a) On the Date of Issue for the Series 1999 Bonds, the Bank will deliver to the Trustee the Letter of Credit, which shall be the initial Credit for the Series 1999 Bonds. While any Credit is in effect, the Trustee shall promptly submit claims or draws under the Credit in accordance with the terms thereof and hereof for the purpose of timely paying in full whenever due the principal, Redemption Price and Purchase Price of, and interest on the Bonds. If the Credit is not a direct pay letter of credit, the Trustee may also submit claims to pay any Preference Amounts to a trustee in bankruptcy or to reimburse Holders who have paid such amounts to such trustee. If as a result of a final adjudication from which no appeal is available, a court of competent jurisdiction rules in effect that Preference Amounts are owing from any Holder, the Trustee shall notify the affected Holder to submit to the Credit Provider proof of any such payment by the Holder.

(b) So long as the Credit is the Letter of Credit (or an instrument identical to the Letter of Credit in all material respects, except for the obligor, commencement date and expiration date):

(i) The Tender Agent shall in writing notify the Credit Provider and Company of each pending Tender Date and the principal amount of Tendered Bonds required to be purchased on such Tender Date (A) upon the Tender Agent’s receipt of any Optional Tender Notice thereof, in the case of an Optional Tender Purchase, and (B) not less than twelve (12) days prior to such date, in the case of any Mandatory Tender Date. For the payment of the Purchase Price, on or before 11:00 a.m. New York, New York time on the Business Day next preceding each Tender Date, the Trustee shall draw pursuant to the Credit an amount sufficient to pay such Purchase

Price and, if the Tender Date is not a scheduled Interest Payment Date, interest accrued on such Tendered Bond to the Tender Date. The Credit Provider shall pay the amounts so demanded at the Trustee’s Principal Office and such amounts shall be credited to the Credit Subaccount of the Purchase Account.

(ii) For the payment of principal and Redemption Price of, and interest on the Bonds, on or before 11:00 a.m. New York, New York time, on the Business Day next preceding each Interest Payment Date, Redemption Date or Stated Maturity Date, the Trustee shall draw pursuant to the Credit an amount sufficient to pay all principal of, premium, if any, and interest on the Bonds due on such Interest Payment Date, Redemption Date or Stated Maturity Date. The Credit Provider shall pay the amounts so demanded at the Trustee’s Principal Office and such amounts shall be deposited in the Credit Account of the Bond Fund.

(iii) The Trustee shall promptly present to the Credit Provider under a Credit which provides for the payment of Preference Amounts such demand or demands which shall be required to duly pay all Preference Amounts, applying all amounts received therefrom to pay the trustee in bankruptcy or to reimburse Holders who shall have paid such amounts to the trustee in bankruptcy.

(c) At the written direction of the Company, and to the extent directed or permitted by the Credit Provider or the terms of the Credit, the Trustee shall draw or submit claims under the Credit to provide Eligible Funds to cause a defeasance of Bonds pursuant to Section 1001.

(d) If the Credit is not a direct pay letter of credit, the Trustee shall not surrender the Credit to the Credit Provider until (i) at least 30 days have elapsed since the final payment of principal, Redemption Price, Purchase Price or interest in respect of the Bonds and during which period no Act of Bankruptcy has occurred as certified by the Company in writing to the Trustee or (ii) if an Act of Bankruptcy occurs prior to expiration of such period (which is not dismissed) until satisfactory evidence is received that all Preference Amounts have been paid by the Credit Provider.

Section 412. Substitute Credit. At any time prior to payment in full of all Bonds and the accrued interest thereon, the Company may deliver to the Trustee a Substitute Credit in replacement of any other Credit. A Substitute Credit shall be deemed delivered or effective only if the Trustee receives each of the following:

(a) one or more written Opinions of Counsel addressed to the Trustee to the effect that: (i) the Substitute Credit is a legally binding and valid obligation of the Credit Provider for the Substitute Credit, except to the extent the enforcement of such obligation may be limited by laws relating to future bankruptcy or reorganization or by other similar laws of general application affecting the rights of creditors or by the exercise of equitable remedies; (ii) the Credit Provider is organized and existing under or subject to the laws of the United States of America and applicable State law with respect to enforcement of such Credit; (iii) the Substitute Credit complies with the definition of a “Substitute Credit” herein; (iv) the Substitute Credit does not constitute a security which must be registered under any federal or state securities or blue sky laws or that it has been registered or qualified under all applicable state and federal securities registration laws; and (v) any funds drawn or paid under the Substitute Credit to pay principal, Purchase Price or Redemption Price of, or interest on the

Bonds will not constitute “preferential transfers” under Section 547 of the United States Bankruptcy Code (or successor provisions) in the event of an Act of Bankruptcy;

(b) an opinion of Bond Counsel to the effect that substitution of the Substitute Credit, together with any amendments or changes to the Indenture, Agreement or any Reimbursement Agreement to be made in connection with such substitution will not cause interest on the Series 1999 Bonds to become included in the gross income of Holders for federal income tax purposes; and

(c) evidence that the Credit Provider of the Substitute Credit has a short-term rating that is no lower than the current rating of the Credit Provider immediately prior to such substitution.

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ARTICLE V

PARTICULAR COVENANTS

Section 501. General. The Issuer hereby agrees with the Trustee and with the Holders of the Bonds and makes provisions which shall be a part of its contract with such Holders to the effect and with the purpose set forth in the following provisions and Sections of this Article, subject to the limitations contained in Section 1110; provided, however, that except to the extent that the Issuer expressly agrees to perform any duty under this Indenture, the Issuer shall be deemed to have delegated such duty to the Trustee.

The Issuer covenants that the Issuer shall comply at all times with all provisions contained in this Indenture and in any Bond executed, authenticated and delivered hereunder. The Issuer represents that the Issuer is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Bonds, to execute and deliver the Agreement, to assign its rights thereunder to the Trustee and to execute and deliver this Indenture, that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken and that the Bonds, when executed, authenticated and delivered, shall be valid and enforceable obligations of the Issuer.

Section 502. Payment of Bonds. The Issuer covenants that the Issuer shall solely from the revenues and receipts derived from the Agreement or under the Credit (except to the extent moneys attributable to the proceeds derived from the sale of the Bonds or the income from the temporary investment thereof and, under certain circumstances, the proceeds from insurance and condemnation awards are available therefor), duly and punctually pay or cause to be paid the principal or Redemption Price of, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bonds.

Section 503. Books and Records. The Issuer shall direct the Trustee to keep or cause to be kept proper books of record and account (separate from all other records and accounts) in which complete and correct entries shall be made of its transactions relating to the Project and this Indenture, including the names and addresses of the Holders of Bonds that have been paid or redeemed. So long as the Agreement is in force and effect, the Trustee shall maintain all such books of record and account on behalf of the Issuer.

Section 504. Rights Under Agreement. The Issuer agrees that the Trustee in its name may enforce all rights of the Issuer transferred to it and all obligations of the Company under and pursuant to the Agreement for and on behalf of the Holders, whether or not the Issuer is in default hereunder.

Section 505. Creation of Liens; Maintenance of Priority; Sale of Facilities. The Issuer and the Trustee shall not create of suffer to be created any mortgage, lien or charge upon the Facilities or any part thereof or any lien or charge upon or pledge of the revenues from or in connection with the Facilities superior in priority to the mortgage, lien, charge and pledge created by this Indenture or the Agreement. The Issuer further covenants and agrees not to sell, convey, transfer, mortgage or encumber its interest in the Facilities or any part thereof except as required by law or specifically permitted under this Indenture or the Agreement.

Section 506. Instruments of Further Assurance. The Issuer shall, at the request and direction of the Trustee, pass, make, do, execute, acknowledge and deliver or cause to be passed, made, done,

executed, acknowledged and delivered all and every such further indentures, acts, deeds, conveyances, mortgages, assignments, instruments, transfers and assurances as the Trustee may reasonably require for the better assuring, transferring, conveying, mortgaging, pleading, assigning and confirming, all and singular, the property mortgaged and the revenues and receipts pledged hereby to the payment of the principal or Redemption Price or Purchase Price of, and interest on the Bonds and all other rights of the Issuer transferred or intended to be transferred hereby to the Trustee.

Section 507. Recordation of Instruments. The Trustee covenants that following the Date of Issue and the initial filing of any financing statements or other instruments, the Trustee shall, do all things reasonably required of it in cooperation with the Company and at the expense of the Company, to cause any indentures, acts, deeds, conveyances, mortgages, assignments and other necessary instruments and financing statements as may be required from time to time to be properly recorded and filed and to be kept properly recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the Holders and the rights of the Trustee hereunder and to perfect the security interests created by and assigned by this Indenture.

Section 508. Records Held by Trustee. The Trustee shall make available to the Company for inspection, at its Principal Office during normal business hours, its records with respect to the Project, the Funds and the Purchase Account and Rebate Fund.

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ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 601. Events of Default. Each of the following events is hereby defined as and shall constitute an “Event of Default,” and any event which would, with the passage of time or giving of notice or both, be an “Event of Default” shall constitute a “default” under this Indenture:

(a) default in the due and punctual payment of the interest on any Bond;

(b) default in the due and punctual payment of the principal, Redemption Price or Purchase Price of any Bond.

(c) default hereunder or on the Bonds (other than a payment default) and, after written notice given to the Issuer and the Company by the Trustee or by the Holders of not less than twenty-five percent (25%) of the principal amount of Bonds Outstanding, specifying the nature of the default and demanding that the same be remedied, the continuance thereof for a period of thirty (30) days or such longer period as shall be reasonably necessary to cure such default, but only if in the Trustee’s reasonable opinion the Issuer, the Credit Provider or the Company is continuing to pursue diligently the cure of such default (which is subject to cure);

(d) if a Credit is not in effect, an “Event of Default” under the Agreement; and

(e) receipt by the Trustee of written notice from the Credit Provider that an event of default has occurred under the Reimbursement Agreement.

Section 602. Enforcement of Remedies. Upon the occurrence of an Event of Default, the Trustee may, and upon the written direction of the Credit Provider or in the case of an Event of Default under Section 601(a), (b) or (e) shall, declare the principal of all Bonds Outstanding to be immediately due and payable, whereupon the same shall become immediately due and payable and the Trustee shall as soon as possible, but in no event later than the next succeeding Business Day, (i) exercise such rights as it may have under the Agreement to declare all payments thereunder to be immediately due and payable, and (ii) take such action under the Credit to pay the principal of and accrued interest on the Bonds and shall give notice thereof to the Issuer, the Company and Credit Provider establishing a date for payment of all principal and unpaid accrued interest thereto in accordance with Section 605. Notwithstanding the foregoing, no Event of Default shall be declared under Section 601 (c) without the written consent of the Credit Provider.

Upon the occurrence of an Event of Default, and if the Credit is not in effect or if the Credit Provider so directs, the Trustee may proceed to protect the rights of the Trustee and, to the full extent that the Holders of such Bonds themselves might do, the rights of such Bond Holders under this Indenture by such action, suits, actions or proceedings, in equity or at law, including acceleration and prepayment of all principal and unpaid accrued interest on the Bonds, as the Trustee shall deem most effectual to protect and enforce the rights aforesaid.

In the enforcement of any rights under this Indenture, the Trustee shall be entitled to sue for, enforce payment of and receive any and all amounts due for principal, Purchase Price, Redemption Price or interest or otherwise under any of the provisions of this Indenture or of the Bonds with interest on overdue payments, together with any and all reasonable costs and expenses of collection and of all proceedings hereunder and under such Bonds, without prejudice to any other right or remedy of the Trustee or of the Bondholders.

Section 603. Action By Trustee. All rights of action under this Indenture or upon any of the Bonds, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Bonds or the production thereof on the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of said Bonds in respect of which such judgment shall have been recovered, subject to the provisions of this Indenture.

Section 604. Restriction on Holders’ Actions.

(a) No Holder of any Bond shall have any right to institute any suit, action or proceeding, in equity or at law, for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or thereunder or for any other remedy hereunder or thereunder, unless:

(i) such Holder previously shall have given to the Trustee written notice of the Event of Default on account of which such suit, action or proceeding is to be instituted;

(ii) after the occurrence of such Event of Default, written request shall have been made of the Trustee to institute such suit, action or proceeding by the Holders of not less than twenty-five percent (25%) of the aggregate principal amount of the Bonds then Outstanding (which request shall have contained an agreement to indemnify the Trustee as provided in Section 703);

(iii) the Trustee shall have refused or neglected to comply with such request within forty-five (45) days after its receipt of such request;

(iv) such Holder previously shall have obtained the written consent of the Trustee to the institution of such suit, action or proceeding; and

(v) such suit, action or proceeding is brought for the ratable benefit of all Holders of all Bonds, subject to the provisions of this Indenture.

(b) No Holder of any Bond shall have any right in any manner whatever by his action to affect, disturb or prejudice the mortgage, pledge or lien of this Indenture or, except in the manner herein provided, to enforce any right hereunder.

Section 605. Priority of Payment After Default. Upon the occurrence of an Event of Default, all amounts in the Funds or received for the payment of principal, Purchase Price or Redemption Price of, or interest on the Bonds, (other than funds held for the payment of the principal, Purchase Price or Redemption Price of, and interest on particular Bonds which have theretofore become due, which funds shall be applied in accordance with Sections 212, 303 or 405) and any other moneys received or collected by the Trustee acting pursuant to this Article shall, after making provision for the payment of costs of collection and for the payment of the charges and expenses and liabilities incurred and advances made by the Trustee, its agents and counsel, shall be applied as follows; provided that if a Credit is in effect, amounts paid under the Credit and any other Eligible Funds shall be first applied solely to the payment of principal of and interest on the Bonds:

(a) unless the principal of all of the Bonds shall have become due and payable:

(i) first, to the payment to the persons entitled thereto (except the Holders of those particular Bonds which have theretofore become due or payable at Stated Maturity, by call for redemption, or Mandatory Purchase and for the payment of the principal, Redemption Price or Purchase Price of, and interest on which funds are held for application in accordance with Section 212, 303 or 405 hereof) of all installments of interest then due in the order of the maturity of such installments and, if the amount available shall not be sufficient to pay in full any installment, then to the payment thereof ratably, according to the amounts due on such installment, to the persons entitled thereto without discrimination or preference; and

(ii) second, to the payment to the persons entitled thereto of the unpaid principal or Redemption Price of any Bonds which shall have become due (except those particular Bonds which have theretofore become due or payable at Stated Maturity, by call for Redemption or Mandatory Purchase and for the payment of the principal, Redemption Price or Purchase Price of, and interest on which funds are held for application in accordance with Section 212, 303 or 405 hereof), whether at maturity or by acceleration or call for redemption, in the order of their due dates and, if the amount available shall not be sufficient to pay in full all the Bonds due on any date, then to the payment thereof ratably, according to the amounts of principal or Redemption Price due on such date, to the persons entitled thereto without discrimination or preference;

(b) if the principal of all of the Bonds shall have become due and payable, to the payment of the principal or Redemption Price and interest then due and unpaid upon the Bonds (except those particular Bonds which have theretofore become due or payable at Stated Maturity, by call for redemption or Mandatory Purchase on the payment of the principal, Redemption Price or Purchase Price of, and interest on which funds are held for application in accordance with Section 212, 303 or 405 hereof) without preference or priority of principal or Redemption Price over interest or of interest over principal or Redemption Price or of any installment of interest over any other installment of interest or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal or Redemption Price and interest, to the persons entitled thereto without discrimination or preference;

(c) the surplus, if any, to be paid into the Bond Fund.

Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by it at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix a date upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give to the Holders mailed notice of the deposit with it of any such moneys and of the fixing of any such date. Neither the Trustee nor any Paying Agent shall be required to make payment to the Holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Section 606. Remedies Not Exclusive. No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Holders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute, except as otherwise not permitted herein.

Section 607. Control of Proceedings; Waiver of Past Defaults. In the case of an Event of Default, the Holders of a majority in aggregate principal amount of the Bonds then Outstanding shall have the right with the prior written consent of the Credit Provider, by an instrument in writing executed and delivered to the Trustee, to direct the method and place of conducting all remedial proceedings to be taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and that the Trustee shall have the right to decline to follow any such direction which, in its opinion, would be prejudicial to Holders not parties to such direction.

In addition, the Holders of a majority in aggregate principal amount of Bonds then Outstanding may, on behalf of the Holders of all the Bonds Outstanding, waive any past default hereunder and its consequences with the written consent of the Credit Provider; provided, however, that there shall not be waived without the consent of the Holders of each Outstanding Bond so affected any default (a) in the payment of the principal, Purchase Price or Redemption Price of, or interest on any Bond or any Event of Default for which a draw has been made under the Credit (b) in respect of a covenant or provision hereof or of the Agreement which under Articles VII and Ix cannot be modified or amended without the consent of the Holders of each Outstanding Bond affected. Notwithstanding the foregoing, no waiver of any provisions which would affect the exclusion of interest on the Series 1999 Bonds from gross income for federal income tax purposes shall be made without consent of all Holders of Series 1999 Bonds.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 608. Effect of Waiver and Other Circumstances. No delay or omission of the Trustee or of any Holders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every right, power and remedy given by this Indenture to them or any of them may be exercised from time to time and or as often as may be deemed expedient by the Trustee or, in an appropriate case, by the Holders. In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or such Holder, then, and in every such case, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder with respect to all rights, remedies and powers of the Trustee and the Holders, which shall continue as if no such proceedings had been taken.

Section 609. Right to Enforce Payment of Bonds Unimpaired. Nothing contained in this Article shall affect or impair the right of any Holder to enforce the payment of the principal, Purchase

Price or Redemption Price of, and interest on Bonds of such Holder or the obligations of the Issuer to pay the principal, Purchase Price or Redemption Price of, or any interest on each Bond in accordance with its terms at any time and place expressed in said Bond.

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ARTICLE VII

THE TRUSTEE AND REMARKETING AGENT

Section 701. Trustee. The Trustee named in the recitals hereof is hereby appointed as Trustee hereunder and the property, rights, powers and duties of the Trustee under this Indenture and are hereby vested in said Trustee in trust for the Holders. The Trustee shall be bound by the terms of the Agreement applicable to it to the same effect as if the Trustee were a party thereto. The Trustee shall observe and perform all obligations of the Tender Agent herein.

Section 702. Responsibilities of Trustee. The Trustee assumes no responsibility for and shall have no liability in respect of the correctness of the recitals contained herein and, except as provided below, in the Bonds. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Agreement or of any Bonds issued hereunder or in respect of the security afforded hereby or thereby, and the Trustee shall incur no responsibility or liability in respect thereof. The Trustee shall, however, be responsible for its representation contained in its certificate of authentication on the Bonds.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a reasonable person would exercise or use under the circumstances in the conduct or his or her own affairs.

The Trustee shall be under no responsibility, liability or duty with respect to the issuance of the Bonds for the value, the use thereof or the application of the proceeds thereof (except to the extent such proceeds are paid to the Trustee in its capacity as Trustee) or the application of any moneys paid to the Issuer or others in accordance with this Indenture. Except as provided below, the Trustee shall be under no obligation or duty to perform any act which would involve the Trustee in expense or liability or to institute or defend any action or suit in respect of this Indenture or the Bonds or to advance any of its own moneys, unless properly indemnified to its reasonable satisfaction. The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own bad faith, negligence or willful misconduct.

The Trustee shall not be responsible or liable for any loss suffered in connection with the investment of funds made by it in accordance with this Indenture. The Trustee shall be under no liability for interest upon any uninvested moneys that the Trustee may hold at any time in trust or receive under any of the provisions of this Indenture, or the Agreement, except such as it may agree in writing with the Issuer or the Company, as the case may be, to pay thereon.

The Trustee shall be indemnified and held harmless by the Company against any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the Trustee’s part arising out of or in connection with the exercise or performance of any of its powers or duties under this Indenture in accordance with the provisions of this Indenture, including the reasonable costs and expenses of defending itself against the same; however no such indemnity shall be required by the Trustee as a condition precedent to its obligations hereunder to submit any draw under the Credit or for declaring an acceleration of the Bonds.

Section 703. Co-Trustee. When required by the law of any jurisdiction to enable the Trustee to perform its duties and functions and exercise its powers and rights under this Indenture, on its own behalf or on behalf of the Holders, the Trustee may appoint an additional individual or institution or additional individuals or institutions as a separate trustee or co-trustee or both, and if and when the Trustee makes any such appointment or appointments, each and every remedy, power, right, claim, demand, cause of action and immunity, expressed or intended by this Indenture, to be exercised by, vested in or conveyed to the Trustee with respect thereto, shall be exercisable by and vest in such separate or co-trustee, but only to the extent necessary to enable the separate trustee or co-trustee to exercise such powers, rights and remedies under applicable law, and every covenant and obligation necessary to the exercise thereof by such separate trustee or co-trustee shall run to and be enforceable by either of them. Should any deed, conveyance or instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it or him such rights, powers, trusts, remedies, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.

Section 704. No Duties to Notice Certain Defaults. In the absence of actual knowledge, the Trustee shall not be required to take notice or be deemed to have notice of any Event of Default or default other than an Event of Default of the nature referred to in Section 601(a) or (b), unless specifically notified in writing of such Event of Default by the Company or by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding. The Trustee may, from time to time, require of the Company full information as to the performance of any of the covenants, conditions and agreements contained herein and in the Agreement, and if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made, at the expense of the Company, an investigation into the affairs of the Issuer and the Company related to this Indenture and the trust created hereby. Within thirty (30) days after the Trustee obtains actual knowledge or has or is deemed to have notice by written notice as aforesaid of the occurrence of any Event of Default or default hereunder, the Trustee shall, unless such Event of Default or default shall no longer exist, mail notice thereof to all Holders in the same manner required by Section 304 hereof in the case of redemption of the Bonds; provided, however, that such notice to Holders need not be given if the board of directors or executive committee or a trust committee of the Trustee determines that giving such notice would not be in the interest of the Holders of all Bonds Outstanding. For purposes of this Section, The Trustee shall be deemed to have actual knowledge of any Event of Default or default if a trust officer, assistant trust officer or other person charged with the administration of the obligations of the Trustee hereunder shall, during the course of his duties, have knowledge thereof.

Section 705. Funds Held in Trust. All moneys held by Trustee, as such, at any time pursuant to the terms of this Indenture shall be and hereby are assigned, transferred and set over unto such Trustee in trust for the purposes and under the terms and conditions of this Indenture.

Section 706. Evidence on Which Trustee May Act. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, opinion, Bond, requisition, voucher, invoice or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper person or persons. Whenever the Trustee shall deem it necessary or desirable that a fact or matter be proved or established prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by any certificate required or permitted to be filed with the Trustee under the provisions of this Indenture or Agreement stating the same, and such certificate shall be full warrant for any action taken, suffered or omitted to be taken in good faith under the provisions of this Indenture or the Agreement upon the faith thereof, but in its discretion the Trustee may, in lieu thereof but shall have no obligation to), accept other evidence of such fact or matter or may require such further or additional evidence as to such fact or matter as Trustee may deem reasonable. Except as otherwise expressly provided herein, any request, order, notice or other direction required or permitted to be furnished pursuant to any provision hereof or of the Agreement by or on behalf of the Issuer or the Company to the Trustee shall be sufficiently evidenced if executed by an Issuer Representative, or a Company Representative, respectively, and any resolution of the Issuer or of the Company shall be sufficiently evidenced to any Trustee by a copy thereof certified by the Issuer Representative and a Company Representative, respectively.

Section 707. Compensation and Expenses. The Company, as set forth more generally in the Agreement, has agreed to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder and also reimbursement for all its reasonable expenses, charges, legal and accounting fees and other disbursements and those of its attorneys, agents and employees incurred and about the performance of its powers and duties hereunder in accordance with the provisions hereof. In addition, pursuant to Section 702 hereof, the Trustee shall be indemnified and held harmless by the Company against any liabilities which the Trustee may incur in the exercise and performance of its powers and duties hereunder, and which are not due to its own negligence, bad faith or willful misconduct. Except as may be provided in Section 605 hereof, any claims of the Trustee to amounts held by it hereunder shall be subordinate to the rights of Holders to receive payment in full of all principal, interest and premium with respect to the Bonds.

Section 708. Certain Permitted Acts. The Trustee may become the owner of or may deal in the Bonds as fully and with the same rights it would have if it were not a Trustee. To the extent permitted by law, the Trustee may act as depository for and permit any of its officers or directors to act as a member of or in any other capacity with respect to any committee formed to protect the rights of Holders or to effect or aid in any reorganization growing out of the enforcement of the Bonds or this Indenture, whether or not any such committee shall represent the Holders of at least a majority in aggregate principal amount of the Bonds Outstanding.

Section 709. Resignation. The Trustee or any successor thereto may, at any time, resign and be discharged of its duties and obligations created by this Indenture, by giving not less than forty-five (45) days’ written notice to the Issuer, the Credit Provider, the Company and the Holders of the Bonds, specifying the date when such resignation shall take effect. Such resignation shall take effect upon the day specified in such notice unless a successor shall have been appointed previously by the Issuer or Bond Holders, as herein provided, in which event such resignation shall take effect immediately on the appointment of such successor, but in no event shall the resignation of the Trustee take effect until a successor thereto shall have been duly appointed in accordance with the terms of this Indenture and shall have assumed in writing all of the duties and obligations of the Trustee hereunder.

Section 710. Removal. The Trustee or any successor thereto may be removed at any time by the Holders of at least a majority in principal amount of the Bonds then Outstanding by an instrument or concurrent instruments in writing signed and duly acknowledged by such Bond Holders or by their attorneys duly authorized in writing and delivered to the Issuer and the Credit Provider, provided that in no event shall the removal of a Trustee be effective until a successor thereto shall have been duly appointed in accordance with the terms of this Indenture and shall have assumed in writing all of the duties and obligations of the Trustee hereunder. Copies of each such instrument shall be delivered by the Issuer to the Trustee and the Company.

Section 711. Appointment of Successor Trustee. In case at any time a Trustee or any successor thereto shall resign, shall be removed, shall become incapable of acting or shall be adjudged a bankrupt or insolvent or if a receiver, liquidator or conservator of the Trustee or its property shall be appointed or if any public officer shall take charge or control of the Trustee or of its property or affairs, the Issuer shall forthwith appoint a successor Trustee. Thereafter, the Holders of at least a majority in principal amount of the Bonds then Outstanding may, by an instrument or concurrent instruments in writing signed by such Holders or their attorneys duly authorized in writing and delivered to such successor Trustee, with notification thereof to the Issuer, the Company, the predecessor Trustee and the Credit Provider, appoint a successor Trustee to supersede said successor Trustee so appointed by the Issuer.

The Issuer shall mail notice of any such appointment by the Issuer to the Holders and the Credit Provider within twenty (20) days after such appointment. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office. Any successor Trustee appointed by the Issuer shall, immediately and without further act, be superseded by a Trustee appointed by such Holders as provided above.

If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within forty-five (45) days after the Trustee shall have given to the Issuer and the Holders written notice as provided in Section 709 or after the occurrence of any other event requiring or authorizing such appointment, the Trustee or any Holder may apply to any court of competent jurisdiction to appoint a successor. Said court may thereupon, after such notice, if any, as said court may deem proper and prescribe, appoint such successor trustee. Each successor Trustee shall be a bank, trust company or national banking association having trust powers and having a capital, surplus and undivided profits aggregating at least Ten Million Dollars ($10,000,000), if there be such a bank or trust company or national banking association willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by this Indenture.

Section 712. Transfer of Rights and Property to Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and also to the Issuer an instrument accepting such appointment, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all moneys, estates, properties, rights, powers, duties and obligations of such predecessor Trustee, with like effect as if named herein as such Trustee, but the Trustee ceasing to act shall, nevertheless, on the written request of the Issuer or of the successor Trustee, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of the predecessor Trustee in and to any property held by it under this Indenture and shall pay over, assign and deliver to the successor Trustee any money or other property, subject, nevertheless, to the continuing right of the predecessor Trustee to indemnification as provided herein and the rights of the predecessor Trustee to compensation and reimbursement as provided in the Agreement and herein and to the trusts and conditions herein set forth. Should any deed, conveyance or instrument in writing from the Issuer be required by such successor Trustee for more fully and certainly vesting in and confirming to such successor Trustee any such moneys, estates, properties, rights, powers, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request and so far as may be authorized by law, be executed, acknowledged and delivered by the Issuer.

Section 713. Merger or Consolidation. Any company into which a Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger,

conversion or consolidation to which it shall be a party or any company to which such Trustee may sell or transfer all or substantially all of its corporate trust business shall be the successor to such Trustee to its duties under this Indenture without the execution or filing of any paper or the performance of any further act; provided such company shall be a bank or trust company or national banking association which is qualified to be a successor to such Trustee under Section 711 hereof and shall be authorized by law to perform all the duties imposed upon it by this Indenture.

Section 714. Adoption of Authentication. In case any of the Bonds contemplated to be issued under this Indenture shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of any predecessor Trustee so authenticating such Bonds and deliver such Bonds so authenticated, and in case any of the said Bonds shall not have been authenticated, any successor Trustee may authenticate such Bonds in the name of the predecessor Trustee or in the name of the successor Trustee, and in all such cases such certificate shall have the full force provided in said Bonds or in this Indenture.

Section 715. Remarketing Agent. Pursuant to the Remarketing Agreement, the Remarketing Agent has agreed to perform all obligations imposed on the Remarketing Agent hereunder. The Remarketing Agent shall use its best efforts to cause the remarketing on each Tender Date of all Tendered Bonds at a Purchase Price of par, plus accrued and unpaid interest. All proceeds received by such remarketing shall be promptly deposited with the Trustee in the Remarketing Account of the Purchase Account to the extent provided in Section 405. The Remarketing Agent shall also use its best efforts to remarket Credit Provider Bonds in accordance with Section 309.

The Remarketing Agent shall also perform the determinations as to adjustments in Stated Maturity in accordance with Section 203(h) and interest rate in accordance with Sections 203(f) and 203(g). In addition, not later than 12:00 Noon New York, New York time, on the third Business Day preceding each Tender Date, the Remarketing Agent shall give notice (the “Remarketing Notice”), by telephone, telex or telecopy, to the Company, Credit Provider and the Trustee specifying the total principal amount of Tendered Bonds, if any, sold for settlement on such Tender Date, and the name, address and taxpayer identification number of the purchasers. At the time of delivery of Bonds to or upon the order of the Remarketing Agent as provided, the Remarketing Agent shall deliver to the Principal Office of the Tender Agent in immediately available funds an amount equal to the Purchase Price of the total principal amount of Bonds so specified in the Remarketing Notice. If in the Remarketing Notice, the Remarketing Agent shall have specified the name(s) in which each remarketed Bond is to be registered, together with the purchaser’s address and taxpayer identification number and the denomination in which each remarketed Bond is to be issued, delivery of such Bonds, properly executed on behalf of the Issuer and authenticated by the Trustee registered in the name(s) and issued in the denomination(s) so specified, shall be made to the Remarketing Agent on the Tender Date against payment.

The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Trustee, the Company and the Credit Provider or may be removed at any time upon 30 days’ notice to the Remarketing Agent with or without cause, at the direction of the Company, by an instrument signed by the Trustee or Company, as the case may be, and delivered to the Remarketing Agent; provided that such resignation or removal shall take effect only upon the appointment of a successor Remarketing Agent. Upon the resignation or removal of the Remarketing Agent, the Company shall, with the approval of the Credit Provider, appoint a successor Remarketing Agent for the Bonds subject to the conditions set forth in this Section.

Any successor Remarketing Agent shall be a recognized financial institution or securities dealer authorized by law and experienced to perform all the duties imposed upon it by this Indenture. Any successor Remarketing Agent shall designate to the Trustee its Principal Office for purposes hereof, which shall be the office of such Remarketing Agent at which all notices and other communications in connection herewith may be delivered to it, and shall deliver to the Issuer and the Trustee a written acceptance under which such Remarketing Agent will agree to perform all obligations of the Remarketing Agent imposed hereunder.

Section 716. Tender Agent. The Tender Agent shall perform the duties imposed on the Tender Agent hereunder, which duties the Trustee has accepted by this Article VII.

The Tender Agent shall hold in trust for the purposes hereof all Tendered Bonds delivered to it or credited to its account in accordance herewith, together with all sums credited to any Purchase Account in accordance herewith. The Tender Agent shall maintain such records, and make such records available at the reasonable request of the Issuer, Company, Trustee, Remarketing Agent or Credit Provider, as shall be required to adequately perform or evidence performance of the Tender Agent’s duties hereunder.

The Tender Agent shall not be responsible or liable for any market loss suffered in connection with investments in the Purchase Account; provided however, that all amounts in the Purchase Account shall be invested solely in Governmental Obligations maturing or callable on or before the applicable Tender Date, or if after such date, maturing or callable at the option of the holder not later than thirty days after investment.

The Tender Agent shall be indemnified and held harmless by the Company from and against all liabilities and expenses incurred by the Tender Agent without negligence, willful misconduct or bad faith on the Tender Agent’s part arising out of or in connection with the exercise or performance of any of its powers or duties under this Indenture in accordance with the provisions of this Indenture, including the reasonable costs and expenses of defending itself against the same.

In the absence of actual knowledge to the contrary, the Tender Agent shall be entitled to assume that any Bond (or beneficial ownership interest in such Bond) tendered or deemed tendered to it for Mandatory Purchase or Optional Tender Purchase in accordance herewith is entitled under the Indenture to be so purchased.

In the absence of actual knowledge, the Tender Agent shall nor be required to take notice or be deemed to have notice of any Event of Default or other default hereunder.

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ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 801. Supplemental Indentures Effective Without Bondholders’ Consent. For any one or more of the following purposes, and at any time or from time to time, a Supplemental Indenture may, and if required by this Indenture, shall be entered into between the Issuer and the Trustee for the purposes provided below, without the consent of any Holder, to: (i) cure any ambiguity, supply any omission and correct any inconsistent provision or error in this Indenture or any Supplemental Indenture; (ii) insert such provisions clarifying matters or questions arising under this Indenture as are necessary or desirable and are not contrary to this Indenture as theretofore in effect; (iii) confirm, as further assurance, any pledge of revenues or other income from or in connection with the lease of the Facilities or of any other moneys, securities or funds or subject to the mortgage, lien or pledge of this Indenture additional revenues, properties or collateral; (iv) obtain or maintain any rating on the Bonds from a rating agency, whether in connection with delivery of a Substitute Credit or otherwise; (v) issue Additional Bonds in accordance herewith; or (vi) make any other change in this Indenture which is not materially prejudicial to the Trustee, the Holders or Beneficial Owners.

Section 802. Supplemental Indentures Effective with Consent of Holders. In addition to Supplemental Indentures referred to in Section 801, subject to the terms of this Section, the Trustee, upon receipt of an instrument evidencing the consent to a Supplemental Indenture by the Holders of not less than a majority of the aggregate principal amount of the Bonds Outstanding, shall join with the Issuer in the execution of such Supplemental Indentures as shall be deemed necessary and desirable for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing herein contained shall permit or be construed as permitting, without the consent of the Holders of all Bonds Outstanding, (a) the extension of the date of payment or reduction in payment of the principal, Redemption Price or Purchase Price of or the interest on any Bond, (1))the creation of a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (c) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as herein expressly permitted, (d) the deprivation of the Holder of any then Bonds Outstanding of the lien hereby created on the Trust Estate, or (e) the modification of any of the provisions of this Section or Sections 902 or 904.

If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses cause notice of the proposed execution of such Supplemental Indenture to be mailed to each Holder (unless consent thereto shall have been given by Holders of all Bonds Outstanding). Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Holders. The Trustee shall not, however, be subject to any liability to any Holder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such Supplemental Indenture when consented to and approved as provided in this Section. If the Holders of a majority in aggregate principal amount of the Bonds Outstanding, at the time of the execution of any such Supplemental Indenture, shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provision thereof. Upon the execution of any such Supplemental Indenture, this Indenture shall be deemed to be modified and amended in accordance therewith.

Anything herein to the contrary notwithstanding, a Supplemental Indenture under this Article which adversely affects the rights or obligations of the Company under the Agreement shall not become effective unless and until the Company has consented in writing to the execution and delivery of such Supplemental Indenture.

Section 803. Rights of Trustee. If, in the opinion of the Trustee, any Supplemental Indenture provided for in this Article affects the rights, duties or immunities of the Trustee under this Indenture or otherwise, the Trustee may, in its discretion, decline to execute such Supplemental Indenture, except to the extent that this may be required in the case of a Supplemental Indenture entered into under Section 801 hereof. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel as conclusive evidence that any such Supplemental Indenture conforms to the requirements of this Indenture.

Section 804. Consent of Credit Provider. So long as a Credit is in effect, no Supplemental Indenture or other amendment of this Indenture shall be effective without the written consent of the Credit Provider.

Section 805. Opinion of Bond Counsel. Notwithstanding any other provision in this Article, no amendment to this Indenture shall become effective unless the Trustee shall have received an opinion from Bond Counsel to the effect that such amendment shall not cause interest on any of the Series 1999 Bonds to become included in gross income of any Holder for purposes of federal income taxes.

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ARTICLE IX

AMENDMENT OF AGREEMENT AND CREDIT

Section 901. Amendments of Agreement and Credit. The Issuer, the Company and the Trustee may, without the consent of or notice to the Holders, consent to any amendment, change or modification of the Agreement which may be required or permitted (i) by the provisions of the Agreement, (ii) for the purpose of curing any ambiguity or formal defect or omission, (iii) in connection with additional building or buildings and improvements and additional real or personal property which may be acquired and which constitute a part of the Facilities, or so as more precisely to identify items of property or substitute, add or release such items pursuant to the Agreement, (iv) to add to the covenants of the Company or to surrender any right or power conferred upon the Company, (v) to obtain or maintain any rating on the Bonds from a rating agency, whether in connection with delivery of a Substitute Credit or otherwise, (vi) to issue Additional Bonds as herein provided, or (vii) in connection with any other change therein which, in the judgment of the Trustee, is not materially prejudicial to the Trustee, the Holders or the Beneficial Owners.

Section 902. Amendments Requiring Consent of Holders. Except as provided in Section 901, neither the Issuer, the Company nor the Trustee shall consent to any other amendment, change or modification of the Agreement without the giving of notice and the written approval or consent of the Holders of not less than a majority in aggregate principal amount of the then Bonds Outstanding, given and procured as in this Section provided. If at any time the Issuer and the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of the Agreement, the Trustee shall, upon being satisfactorily indemnified by the Company with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 802 with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal office of the Trustee for inspection by all Holders. The Trustee shall not, however, be subject to any liability to any Holder by reason of its failure to give such notice, and any such failure shall not affect the validity of such amendment, change or modification when consented to and approved as provided in this Section. If the Holders of a majority in aggregate principal amount of the Bonds Outstanding, at the time of the execution of any such amendment, change or modification shall have consented to and approved the execution thereof as herein provided, no Holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee, the Issuer or the Company from executing the same or from taking any action pursuant to the provisions thereof; provided that nothing herein contained shall permit, or be construed as permitting, without the consent of the Holders of all Bonds Outstanding, any amendment, change or modification of the Agreement which reduces the amount payable by the Company thereunder, or delays payment of the amounts payable by the Company thereunder.

Section 903. Consent of Credit Provider. So long as the Credit is outstanding no amendment to the Agreement shall be entered into or be effective without the prior written consent of the Credit Provider.

Section 904. Amendment to Credit. No amendment, change or modification of a Credit (except for an extension of the terms thereof) shall be effective unless consented thereto in writing by the Company and Trustee or unless a Substitute Credit is created thereby. The Trustee shall not consent to any such amendment, change or modification unless in the judgment of the Trustee such amendment, change or modification is not materially prejudicial to any Holder who has not in writing consented thereto.

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ARTICLE X

DISCHARGE OF INDENTURE

Section 1001. Discharge. If the Issuer shall pay or cause to be paid or there shall otherwise be paid to the Holders of all Bonds Outstanding the principal or Redemption Price, if applicable, and interest due or to become due thereon at the times and in the manner stipulated therein and in this Indenture, then the pledge and assignment of all revenues and receipts from or in connection with the lease of the Facilities authorized by this Indenture and the rights hereby granted and all covenants, agreements and other obligations of the Issuer hereunder and thereunder to the Bond Holders shall thereupon cease, terminate and become void and be discharged and satisfied. After the above conditions have been met and upon the delivery by the Issuer to the Trustee of an Opinion of Counsel acceptable to the Trustee to the effect that all conditions precedent to the satisfaction and discharge of this Indenture have been fulfilled, the Trustee, and if required, the Issuer, shall cancel and discharge this Indenture and execute and deliver to the Issuer and the Company all such instruments as may be appropriate to evidence such discharge and satisfaction thereof, and the Trustee shall pay over or deliver to the Company all moneys and securities held by it pursuant to this Indenture which are not required for the payment of principal or Redemption Price, if applicable, of and interest on Bonds not theretofore surrendered for such payment or redemption.

If after the Conversion Date there shall have been deposited with or shall be held by the Trustee as Eligible Funds an amount which shall be sufficient or Governmental Obligations (not subject to redemption at the option of the issuer thereof and purchased with Eligible Funds and evidencing Eligible Funds) the principal of and interest on which, when due, shall provide amounts which (together with such moneys, if any) shall be sufficient to pay, when due, the principal or Redemption Price, if applicable, of and interest due or to become due on any Bonds Outstanding of such Series, and there shall have been provided to the Trustee (i) the opinion of a certified public accountant or other person acceptable to the Trustee stating in substance that the amounts held by the Trustee to discharge the Bonds will produce amounts necessary to provide for the timely payment of all principal and Redemption Price of, and interest thereafter to become due on such Bonds and (ii) an Opinion of Bond Counsel that the deposit shall not cause interest on the Series 1999 Bonds to be included in gross income of Holders for federal income tax purposes, then such Bonds shall be deemed to have been paid within the meaning and with the effect expressed in the first paragraph of this Section 1001; provided, however, that if any such Bonds are to be redeemed prior to the maturity thereof, the Issuer or the Company shall have taken all action necessary on the part of the Issuer or Company to redeem such Bonds and notice of such redemption shall have been duly given (or irrevocable instructions to the Trustee to give due notice for such redemption shall have been given); and provided further, that if the Stated Maturity Date or Redemption Date of any such Bond shall not then have arrived, notice that the deposit hereinabove provided for has been made with the Trustee and that such Bonds are deemed to have been paid in accordance with this Section and stating the Stated Maturity Date or Redemption Date or Redemption Dates upon which moneys are to be available for the payment of the principal or Redemption Price, if applicable, and interest due or to become due on such Bonds shall have been mailed by or on behalf of the Issuer to Holders of the Bonds. Any moneys held by the Trustee pursuant to this Section may be invested in Government Obligations maturing when needed to provide funds when needed to make payments hereunder. Government Obligations and moneys deposited with the Trustee pursuant to this Article and the principal or interest payments on any such Government Obligation shall be held by the Trustee in trust in a special segregated trust fund and shall not be withdrawn or used for any purpose other than the payment of the principal or Redemption Price of, and interest on the Bonds. However, after the whole amount of the principal or Redemption Price and interest on all the Bonds has been paid in full, any amounts remaining in such fund in excess of the amount required for the purpose of such payment of principal or Redemption Price and interest shall be paid to the Company.

Notwithstanding the satisfaction and discharge of this Indenture, the Trustee shall:

(a) submit a draw or claim under Section 411 (b) (ii) and apply the proceeds thereof in accordance with such Section so long as the Credit is in effect.

(b) continue to be obligated to hold in trust in accordance herewith any moneys or investments held by the Trustee at the time of such satisfaction or discharge for the payment of the principal, Redemption Price or Purchase Price of, and interest on the Bonds, to pay to the Holders of Bonds the funds so held by the Trustee as and when such payment becomes due; and

(c) so long as any Bonds or interest thereon shall not have been paid in full in accordance with their terms, be entitled to exercise the rights and remedies contemplated by this Indenture and the Agreement in respect of the provisions of the Agreement which, as provided in the Agreement, survive the expiration of the term of the Agreement or otherwise continue until all of the Bonds have so been paid.

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ARTICLE XI

MISCELLANEOUS

Section 1101. Evidence of Signatures of Holders of Bonds and Ownership of Bonds. Any request, consent or other instrument which this Indenture may require or permit to be signed and executed by the Holders of Bonds may be one or more instruments of similar tenor and shall be signed or executed by such Holders of Bonds in person or by their attorneys appointed in writing. Proof of the execution of any such instrument or of an instrument appointing any such attorney shall be sufficient and conclusive in favor of the Trustee for any purpose of this Indenture if made in the following manner or in any other manner satisfactory to the Trustee, which may nevertheless, in its discretion, require further or other proof in cases where it deems the same desirable. The fact and date of the execution by the Holder of any Bond or his attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Trustee or of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the state in which he purports to act that the person signing such request or other instrument acknowledged to him the execution thereof or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Holder of any Bond may be established without further proof if such instrument is signed by a person purporting to be the President or a Vice President of such corporation, with a corporate seal affixed and attested by a person purporting to be its Secretary or an Assistant Secretary; and the authority of the person or persons executing any such instrument on behalf of a governmental agency or instrumentality which is a Holder of the Bonds may be,established without further proof if such instrument is signed by a person purporting to be the head or deputy or assistant held of such governmental agency or instrumentality. The ownership of Bonds and the amount, numbers and other identification and date of holding the same shall be proved by the Bond Register maintained by the Trustee. Any request or consent by the owner of any Bond shall bind all future owners of such Bond and the owner of all Bonds issued hereunder in lieu of or exchange or substitution for or on transfer of such Bond, in respect of anything done or suffered to be done by the Issuer or any Trustee in accordance therewith.

In determining whether the Holders of the requisite principal amount of Bonds outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer or the Company or any affiliate of the Company shall be disregarded and deemed not to be Outstanding unless one hundred percent (100%) of the Bonds then Outstanding are owned by the Issuer, Company and affiliates except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded (an “affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person).

Section 1102. Moneys and Funds Held for Particular Bonds. The amounts paid to the Trustee for the payment of the interest, principal, Purchase Price or Redemption Price due on any date with respect to particular Bonds shall, pending such payment, be set aside and held in a trust account by the Trustee for the Holders of the Bonds entitled thereto; for the purposes of this Indenture such interest, principal, Purchase Price or Redemption Price, after the due date thereof, shall no longer be considered to be unpaid.

Section 1103. Cancellation of Bonds. All Bonds redeemed or paid or delivered to the Trustee for cancellation shall be canceled by the Trustee. No such Bonds shall be deemed

Outstanding under this Indenture, and no Bonds shall be issued in lieu thereof. Such Bonds and other Bonds canceled by the Trustee pursuant to this Indenture may be destroyed by the Trustee and certificates thereof delivered to the Company and the Issuer.

Section 1104. Suspension of Mail Service. In case, by reason of the suspension of regular mail service, it shall be impracticable to mail notice of any event to the Holders of the Bonds when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be sufficient giving of such notice.

Section 1105. Notice. Except as may be otherwise set forth herein, any notice, demand, direction, request or other instrument authorized or required by this Indenture to be given to or filed with the persons named below shall be deemed to have been sufficiently given or filed for all purposes of this Indenture if and when sent by registered or certified mail, return receipt requested, postage paid, addressed as follows:

To the Issuer:	City of Liberal, Kansas
Liberal City Hall
325 N. Washington
Liberal, Kansas 67901
Attention: City Clerk
Fax: (316) 626-0173

To the Trustee:	Commerce Bank, N.A.
922 Walnut Street, 6th Floor
Kansas City, Missouri 64106
Attention: Corporate Trust Department
Fax: (816) 234-2562

To the Company:	Farmland National Beef Packing Company, L.P.
10100 North Executive Hills Blvd.
Suite 400
Kansas City, MO 64153
Attention: Chief Financial Officer
Fax: (816) 891-5916

with a copy to:

c/o Farmland Industries, Inc.
3315 N. Oak Trafficway
Kansas City, Missouri 64116-0005
Attention: General Counsel, Dept. 62
Fax: (816) 459-5902

To the Bank:	U.S. Bank National Association
601 2nd Avenue South
Minneapolis, Minnesota 55402
Attention: Standby Letters of Credit, 22nd Floor

To the Remarketing Agent:	Morgan Keegan & Company, Inc.
1420 I-85 Parkway
Montgomery, Alabama 36106
Attention: Mr. Robbins Taylor
Fax: (334) 395-6200

A duplicate copy of each notice given hereunder or in respect hereof to any of the Issuer, the Trustee, the Credit Provider, the Remarketing Agent or the Company shall be given to all other such persons. Addresses for each of the foregoing may be changed by notice to all other foregoing persons.

Section 1106. Parties Interested Herein. Nothing in this Indenture, express or implied, is intended or shall be construed to confer upon or to give to any person or corporation, other than the Issuer and the Trustee and the Holders of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all the covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer or the Trustee shall be for the sole and exclusive benefit of the Issuer, the Trustee and the Holders of the Bonds.

Section 1107. Partial Invalidity. In the event any one or more of the provisions of this Indenture or of the Bonds shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Indenture or of the Bonds, but this Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provision or provisions had not been contained herein or therein. In the event any covenant, stipulation, obligation or agreement of the Issuer contained in the Bonds or in this Indenture shall, for any reason, be held to be in violation of the law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Issuer to the full extent permitted by law.

Section 1108. Execution in Several Counterparts. This Indenture may be executed in several identical counterparts, and all of such counterparts executed and delivered, each as an original and complete in itself, shall constitute but one and the same instrument, and any such counterpart may be introduced in evidence, proved, recorded or used for any purpose without the production of any other counterpart.

Section 1109. Successors and Assigns. Whenever in this Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Issuer or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 1110. No Recourse on Bonds. No recourse shall be had for the payment of the principal, Purchase Price or Redemption Price of, or the interest on the Bonds or for any claim based thereon or on this Indenture against the Issuer or the Trustee, except from the revenues and amounts pledged under this Indenture, or against any member of the governing body or officer of the Issuer or any officer or employee of the Trustee or any person executing the Bonds. The Bonds and the Redemption Price and interest thereon are special obligations of the Issuer and shall not constitute or give rise to any pecuniary liability of the Issuer or a charge against the Issuer’s general credit or taxing powers and shall not constitute a charge, lien or encumbrance, legal or equitable, upon any property of the Issuer other than its interest in the revenues under the Agreement pledged to the payment of the Bonds and the Redemption Price and interest thereon. All covenants, stipulations, promises, agreements and obligations of the Issuer contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member of its governing body, officer or employee of the Issuer in his individual capacity, and no recourse shall be had for the payment of the principal or Redemption Price of, or interest on the Bonds or for any claim based thereon or hereunder against any member, officer or employee of the Issuer or any natural person executing the Bonds or any officer or employee of the Trustee. In executing this Indenture and the Agreement, the Issuer has not obligated itself with respect to the Project or made any covenants or representations thereto except as otherwise specifically provided.

Section 1111. Payments Due on a Day Other Than a Business Day. In any case where any Interest Payment Date, Redemption Date, Tender Date or Stated Maturity Date of any Bond shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment of the principal, Redemption Price, Purchase Price or interest on any Bonds need not be made on such date, but it may be made on the next succeeding Business Day with the same force and effect as if made on such nominal Interest Payment Date, Redemption Date, Tender Date or Stated Maturity Date, and no interest shall accrue for the period from and after any such nominal date.

Section 1112. Law to Govern. This Indenture is delivered in and shall be governed by and construed in accordance with the laws of the State.

Section 1113. Notices to the Credit Provider and Underwriter. All notices by any party given to the Trustee hereunder shall also be concurrently given to the Credit Provider and Remarketing Agent and any notices given by the Trustee to the Company or Holders shall also be concurrently given to the Credit Provider and the Underwriter.

Section 1114. Certain Notices and Documents to Rating Agencies. Within three (3) Business Days of receipt by the Trustee of the proposed form of any Supplemental Indenture or Substitute Credit or amendment to the Agreement or Credit, the Trustee shall forward such proposed Supplemental Indenture, Substitute Credit or amendment to all rating agencies, if any, then rating the Bonds.

Section 1115. Credit Not in Effect. A Credit shall be deemed not in effect or outstanding if a claim or draw pursuant thereto in accordance with its terms has been dishonored (and such dishonor has not been cured). If a Credit is not in effect, notwithstanding any other provision herein to the contrary, no notice to or consent by or action in respect of the Credit Provider or the Credit shall be required hereunder.

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IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be signed by their respective officers on their behalf as of the day and year first above written.

CITY OF LIBERAL, KANSAS

By:	/s/ Ivanhoe Love, Jr.
Mayor

(SEAL)

Attested:

By:	/s/ Debra S. Giskie
City Clerk

COMMERCE BANK, N.A., as Trustee

By:	/s/ Dane A. Lee

(Title)
DANE A. LEE
Vice President
Commerce Bank, N.A

EXHIBIT A

FORM OF SERIES 1999 BOND

PRIOR TO CONVERSION DATE

No. R-1	STATE OF KANSAS CITY OF LIBERAL	$1,000,000

INDUSTRIAL DEVELOPMENT REVENUE BONDS

(FARMLAND NATIONAL BEEF PACKING COMPANY, L.P. PROJECT),

SERIES 1999

Stated Maturity	Original Date of Issue	CUSIP
February 1, 2029	February 3, 1999

REGISTERED HOLDER:        CEDE & CO.

PRINCIPAL SUM:        ONE MILLION DOLLARS

The City of Liberal, Kansas, a duly organized municipal corporation of the State of Kansas (the “Issuer”), for value received, hereby promises to pay to the above Registered Holder or registered assigns on the above Stated Maturity (or such earlier maturity date or redemption date as may be established pursuant to the Indenture described hereinbelow) upon presentation and surrender hereof, the above Principal Sum solely from the revenues derived from the Agreement or the Credit (as such terms are defined herein below), or other amounts pledged therefor under the Indenture; the Issuer further promises to pay to the Registered Holder hereof, solely from such revenues and amounts, interest on such Principal Sum as provided in the Indenture from the above Original Date of Issue until the earlier of Stated Maturity, or the date the Issuer’s obligation with respect to the payment of such Principal Sum shall be discharged. Prior to the Conversion Date (defined below), interest shall accrue hereon at the Weekly Rate (as defined below), adjusted and determined as provided herein below, and computed on the basis of a 365- or 366-day year, as applicable, and the actual number of days elapsed. On and after the Conversion Date, interest shall accrue hereon for the Fixed Rate Period (as defined in the Indenture) at the Fixed Rate (as defined in the Indenture), computed on the basis of a 360-day year with twelve months of thirty days.

This Bond (a Series 1999 Bond), as to principal, Redemption Price (as defined in the Indenture) and Purchase Price (as defined in the Indenture), shall be payable at the Principal Office of Commerce Bank, N.A., 922 Walnut Street, 6th Floor, Kansas City, Missouri 64106, or its successors (the “Trustee”) in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Prior to the Conversion Date, interest hereon shall be paid on the first day of April, 1999, and thereafter on the first day of each July, October, January and April by check or draft mailed by the Trustee to the person who is registered on the bond register maintained by the Trustee as the holder (a “Holder”) on the record date (the Business Day (as defined in the Indenture) next preceding each such payment date). Interest shall be payable also on the Conversion Date. After the Conversion Date, interest hereon shall be payable on the first day of each October and April by check or draft mailed by the Trustee to the person who is the Holder on the fifteenth day of the month next preceding such interest payment date.

Subject to certain conditions, the Conversion Date shall be any Business Day selected by the Company upon not less than forty (40) days’ notice to the Trustee. THE HOLDER OF THIS BOND MUST DELIVER THIS BOND TO THE TRUSTEE AS TENDER AGENT FOR MANDATORY PURCHASE BY THE TENDER AGENT ON THE CONVERSION DATE (AND THEREAFTER AS DESCRIBED HEREIN), AT A PURCHASE PRICE EQUAL TO THE PRINCIPAL AMOUNT HEREOF. As described herein below, prior to the Conversion Date, the Holder hereof can require purchase of this Bond on any Business Day by the Trustee, as Tender Agent, upon seven days’ notice at a Purchase Price equal to the principal amount of the Bonds, plus accrued unpaid interest to the date of purchase. Series 1999 Bonds will also be subject to mandatory purchase at a Purchase Price equal to the principal amount of this Bond on the third Business Day preceding delivery of a Substitute Credit in accordance with the Indenture.

This Bond shall not be entitled to any security, right or benefit under the Indenture or be valid or obligatory for any purpose unless the certificate of authentication hereon has been duly executed and dated by the Trustee.

[1] This Bond is one of a duly authorized series of bonds of the Issuer designated as “Industrial Development Revenue Bonds (Farmland National Beef Packing Company, L.P. Project), Series 1999” (the “Series 1999 Bonds”), issued in the original aggregate principal amount of $1,000,000 pursuant to K.S.A. 12-1740 et seq., as amended in effect on the date of delivery of the Bonds and pursuant to an Indenture of Trust dated as of January 1, 1999, between the Issuer and the Trustee (as from time to time amended, the “Indenture”). The Series 1999 Bonds, together with certain Additional Bonds (as defined in the Indenture), which are permitted to be issued on an equal and parity basis with the Series 1999 Bonds under the Indenture, are referred to as the “Bonds.”

[2] The Series 1999 Bonds are issued in the form of fully registered Bonds without interest coupons, prior to the Conversion Date, only in integral multiples of $5,000 not less than $100,000 (except for one Bond that may be less than $100,000 to accommodate partial redemptions), and thereafter in integral multiples of $5,000.

[3] Proceeds of the Series 1999 Bonds will be used to acquire and install certain machinery and equipment (the “Equipment”) in, and/or construct certain improvements (the “Improvements”) to, certain industrial facilities (together with all Equipment and Improvements, the “Facilities”) located in the City of Liberal, Kansas. The Facilities are being leased to Farmland National Beef Packing Company, L.P., a Delaware limited partnership (the “Company”), pursuant to an Amended and Restated Lease Agreement, dated as of January 1, 1999 (as from time to time amended, the “Agreement”), between the Issuer and the Company. Payments from the Company under the Agreement, together with other funds held by the Trustee under the Indenture, are required to be sufficient to pay when due all principal, Redemption Price and Purchase Price of, and interest on the Bonds. All right, title and interest of the Issuer in the Agreement (except certain rights to indemnification and reimbursement) have been pledged to the Trustee under the Indenture as security for payment of the principal, Redemption Price and Purchase Price of, and interest on the Bonds.

[4] Payments of principal, Redemption Price and Purchase Price of, and interest on the Series 1999 Bonds due on or before February 3, 2000 are secured by an irrevocable direct pay letter of credit (the “Letter of Credit”) issued by U.S. Bank National Association (the “Bank”), for the account of the Trustee. Subject to certain conditions, at any time prior to payment in full of all Bonds, the Company may deliver to the Trustee a Substitute Credit in replacement of the Letter of Credit or any other Substitute Credit; provided, however, that upon delivery of a Substitute Credit, the Bonds shall be subject to mandatory purchase in whole as provided herein and in the Indenture. A Substitute Credit may be any guaranty agreement, letter of credit, surety bond, bond insurance policy, repurchase agreement or other security, or any combination of the foregoing, providing for a manner of payment during its term (which shall be at least one year) of Preference Amounts (if the Substitute Credit is not a direct pay letter of credit) and the principal, Redemption Price and Purchase Price of, and interest on the Bonds which is issued by the Credit Provider having a short-term credit rating that is no lower than the then current rating of the Credit Provider immediately prior to such substitution. The Letter of Credit and any Substitute Credit are referred to as the “Credit” and the Bank or any other obligor on a Credit is referred to as a “Credit Provider.”

[5] The Series 1999 Bonds are limited obligations of the Issuer and are payable solely from the revenues and receipts derived from the Agreement or any Credit in effect and other amounts held by the Trustee under the Indenture for payment of the principal or Redemption Price of, or interest on the Bonds.

[6] This Bond is transferable, as provided in the Indenture, only upon the Bond Register kept for such purpose at the Principal Office of the Trustee by the Holder hereof in person or by his attorney duly authorized in writing upon surrender hereof, together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered Holder or such duly authorized attorney, and thereupon the Issuer shall issue and the Trustee shall authenticate and deliver in the name of the designated transferee a new Bond or Bonds of the same aggregate principal amount and designation, maturity and interest rate as the surrendered Bond and in any authorized denomination, all as provided in the Indenture and upon the payment of any charges therein prescribed. The Issuer and the Trustee may treat and consider the person in whose name this Bond is registered as the Holder and absolute owner hereof for the purpose of receiving payment of or on account of the principal, Purchase Price or Redemption Price hereof and interest due hereon and for all other purposes whatsoever.

[7] Prior to the Conversion Date, the “Weekly Rate” of interest which shall accrue on Series 1999 Bonds shall be (a) from the date of issue through Wednesday, February 3, 1999, an initial rate per annum as determined by the Remarketing Agent (as defined below); and (b) thereafter, for each Weekly Rate Period, an interest rate equal to the lowest annual rate which, in the opinion of the Remarketing Agent determined on the Weekly Determination Date (as defined below), and based on prevailing market conditions, will allow the Remarketing Agent to sell all outstanding Series 1999 Bonds on the next succeeding Weekly Adjustment Date at a price equal to par, plus accrued and unpaid interest; provided that if the Remarketing Agent shall fail to make such foregoing determination with respect to any Weekly Rate Period, the rate of interest on Series 1999 Bonds for such period shall be the same as the rate for the Series prevailing during the immediately preceding Weekly Rate Period. Notwithstanding the foregoing, in no case shall the interest rate exceed 10% per annum. “Weekly Rate Period” means, prior to the Conversion Date, the period from the Original Date of Issue to and including February 3, 1999, and thereafter each period from and including a Weekly Adjustment Date to and including the calendar day which next precedes a Weekly Adjustment Date. “Weekly Adjustment Date” means February 4, 1999, and prior to the Conversion Date Thursday of each calendar week thereafter, unless the Weekly Adjustment Date is three Business Days or less prior to an Interest Payment Date, in which case the Weekly Adjustment Date shall be the Interest Payment Date. A “Weekly Determination Date” is the Business Day which next precedes a Weekly Adjustment Date.

[8] The “Remarketing Agent” is Morgan Keegan & Company, Inc., Montgomery, Alabama, or any successor appointed pursuant to the Indenture.

[9] On and after the Conversion Date, interest on Series 1999 Bonds shall accrue at a fixed rate (“Fixed Rate”) for each stated maturity. The “Fixed Rate” for any stated maturity of a Series 1999 Bond and for the Fixed Rate Period shall be the rate, not to exceed 10% per annum, which in the opinion of the Remarketing Agent, based on prevailing market conditions, is the lowest annual rate that will allow all outstanding Series 1999 Bonds of such maturity to be sold on the day of commencement of such Fixed Rate Period at par.

[10] Prior to the Conversion Date, Series 1999 Bonds in any authorized denomination shall be purchased (an “Optional Tender Purchase”) from the Holder thereof at a Purchase Price equal to par, plus accrued and unpaid interest, upon (a) delivery by 5:00 p.m. New York, New York time on any Business Day of written notice (or telephonic or oral notice promptly confirmed in writing) to the Trustee at its Principal Office of an irrevocable request (the “Optional Tender Notice”) by such Holder, which request shall identify (i) the aggregate principal amount, Series designation and the certificate numbers of the Series 1999 Bonds to be purchased, and (ii) a Business Day (the “Optional Tender Date”) no earlier than the seventh calendar day after such notice is given on which such purchase is to be made (which date may not occur after the Conversion Date); and (b) delivery to the Trustee as Tender Agent at its Principal Office at or prior to 9:00 a.m., New York, New York time, on the Optional Tender Date, of the Bonds to be purchased, together with an appropriate endorsement for transfer, or accompanied by a bond power endorsed in blank.

[11] Notwithstanding the foregoing, any Tendered Bond not delivered as required by the preceding clause (b) may, with the consent of the Company, Credit Provider and Remarketing Agent, nevertheless be deemed to have been purchased on the Optional Tender Date (to the extent amounts are held by the Tender Agent and are available to pay the Purchase Price).

[12] The Conversion Date shall occur on the earlier of (a) the third Business Day preceding a Credit Termination Date, if forty-five (45) days prior to such Credit Termination Date a Substitute Credit (or an extension of an existing Credit) is not delivered to the Trustee that will, after such Credit Termination Date, for at least one year, continue to secure payments of principal, interest and Purchase Price in respect of all Bonds, and (b) any Business Day designated in writing by the Company to the Trustee and Remarketing Agent, accompanied by written consent thereto of the Credit Provider, not later than forty (40) days prior to such date. “Credit Termination Date” means that date on which a Credit by its terms expires and no longer secures payment.

[13] On the Conversion Date and on any date on which a Substitute Credit is to be delivered, as provided in the Indenture, to the Trustee (each such date being a “Mandatory Tender Date”), all Bondholders are required to tender to the Tender Agent and sell all Series 1999 Bonds at a Purchase Price equal to the principal amount thereof. All Series 1999 Bonds shall be purchased by the Tender Agent on the Mandatory Tender Date, but only to the extent of amounts held by the Tender Agent and available therefor. Payment of the Purchase Price shall be made only upon delivery of the applicable Bond to the Tender Agent at its Principal Office, together with proper instruments for transfer, or an assignment completed in blank. The Trustee is required to give written notice of the Mandatory Tender Date to all Holders by mail not less than thirty (30) nor more than forty (40) days before the Mandatory Tender Date, but failure of any Holder to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any proceedings for the purchase of the Bonds.

[14] Subject to the filing by a Holder of an Election to Retain submitted by a Holder desiring to retain a Bond, all Series 1999 Bonds are required to be delivered to the Trustee at its Principal

Office for purchase on each Mandatory Tender Date, if any, at a Purchase Price equal to the principal amount thereof.

[15] On and prior to the Conversion Date, Series 1999 Bonds are subject to redemption on any Business Day in whole or part as requested by the Company at a Redemption Price equal to the principal amount thereof, plus accrued interest to the date of redemption.

[16] With the consent of the Credit Provider, all Bonds are subject to redemption in whole and not in part on the first Business Day for which notice can be duly given occurring on or after the redemption date requested by the Company, at a Redemption Price equal to the principal amount thereof, plus interest to the redemption date upon the optional prepayment by the Company of amounts payable under the Agreement, if one or more of the following events shall have occurred: (a) the Equipment and Improvements shall have been damaged or destroyed to such extent that, in the judgment of the Company, they: (i) cannot be reasonably restored within six (6) months to substantially their condition immediately preceding such damage or destruction, or (ii) cannot reasonably be used to carry on the normal operations of the Company for a period of six (6) months; or (iii) the reasonably estimated cost of restoration exceeds 20% of the original face amount of all Bonds and exceeds the net proceeds from insurance plus any deductible amount); or (b) title to or the temporary use of all or substantially all of the Equipment and Improvements shall have been taken under the exercise of the power of eminent domain by a governmental authority such that, in the reasonable judgment of the Company, that (i) the Company will be prevented from carrying on its normal operations for six (6) months, or (ii) the reasonably estimated cost of restoration of the Equipment and Improvements exceeds twenty percent (20%) of the original face amount of the Bonds and exceeds the net proceeds of the award; or (c) as a result of certain changes in the Kansas Constitution or the Constitution of the United States of America, or as a result of any legislative or administrative action, any final degree, judgment or order, the agreements contained in the Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties, or unreasonable burdens or excessive liabilities shall have been imposed upon the Company, including, but not limited to the imposition of certain new state or local ad valorem, property, income or other taxes not imposed on the date of the Agreement.

[17] If interest on the Series 1999 Bonds becomes includable in gross income due to a Determination of Taxability (as defined in the Indenture), all Series 1999 Bonds outstanding will be called for redemption at a Redemption Price equal to the principal amount thereof, plus interest to the redemption date. Bonds will be called for redemption on the earliest date for which proper notice can be given.

[18] If an Event of Default shall ever occur under the Agreement, Series 1999 Bonds shall, at the option of the Credit Provider, be called for redemption, in whole and not in part, at a price equal to their principal amount, plus accrued interest to the Redemption Date, on any date thereafter designated by the Credit Provider in writing to the Trustee for which proper notice hereunder can be given.

[19] If less than all outstanding Series 1999 Bonds of a maturity are to be redeemed, the particular Bonds to be redeemed shall be selected by lot by the Trustee in such manner as the Trustee in its discretion may determine. Notice of redemption shall be given to the registered Holders of all Bonds to be redeemed by mall to such registered Holders’ addresses as such appear in the Bond Register. If notice of redemption shall have been so given, the Bonds or portions thereof specified in such notice shall become due and payable at the applicable Redemption Price on the redemption date therein designated, and if moneys or Governmental Obligations (as defined in the Indenture) for the payment of the Redemption Price of all the Bonds to be redeemed, together with interest to the redemption date, shall have been made available for such payment on such date, then from and after the redemption date interest on such Bonds shall cease to accrue and become payable. Less than all of a Bond in an authorized denomination in excess of a minimum authorized denomination may be so redeemed, and in such case, upon surrender of such Bond, there shall be issued to the Holder thereof, without charge therefor, for the unredeemed balance of the principal amount of such Bond, Bonds of the same designation, maturity and interest rate in any authorized denomination and registered in such name or names as may be requested.

AS PROVIDED IN THE INDENTURE REFERRED TO HEREIN, UNTIL THE TERMINATION OF THE SYSTEM OF BOOK-ENTRY-ONLY TRANSFERS THROUGH THE DEPOSITORY TRUST COMPANY (TOGETHER WITH ANY SUCCESSOR SECURITIES DEPOSITORY APPOINTED PURSUANT TO THE INDENTURE (THE “DEPOSITORY”), AND NOTWITHSTANDING ANY OTHER PROVISION OF THE INDENTURE TO THE CONTRARY, (A) THIS BOND MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO ANY SUCCESSOR SECURITIES DEPOSITORY OR ANY NOMINEE THEREOF AND (B) A PORTION OF THE PRINCIPAL AMOUNT OF THIS BOND MAY BE PAID OR REDEEMED WITHOUT SURRENDER HEREOF TO THE TRUSTEE. THE DEPOSITORY OR A NOMINEE, TRANSFEREE OR ASSIGNEE OF THE DEPOSITORY OF THIS BOND MAY NOT RELY UPON THE PRINCIPAL AMOUNT INDICATED HEREON AS THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID. THE PRINCIPAL AMOUNT OUTSTANDING AND UNPAID SHALL FOR ALL PURPOSES BE THE AMOUNT DETERMINED IN THE MANNER PROVIDED IN THE INDENTURE.

[20] Neither the members of the governing body nor officers or employees of the Issuer shall be personally liable on any Bonds or for any act or omission related to the authorization or issuance of any Bonds.

[21] Neither the Bonds nor any Redemption Price or Purchase Price thereof or interest thereon shall be payable from or be a charge upon any funds of the Issuer other than the revenue or funds above pledged to the payment thereof, nor shall the Issuer be subject to any pecuniary liability thereon, and no Holder or Holders of the Bonds shall ever have the right to compel any exercise of the taxing power of the Issuer to pay the foregoing, or to enforce payment thereof against any property of the Issuer, except as herein provided; the Bonds shall not constitute a charge, lien or encumbrance, legal or equitable, upon any property of the Issuer, except as herein provided; and no Bond shall constitute a debt of the Issuer within the meaning of any constitutional or statutory limitation.

[22] Copies of the Indenture, the Agreement, the Tax Regulatory Agreement and the Letter of Credit will be on file at the principal office of the Trustee and reference is made to such documents for the provisions relating, among other things, to the liability of the Company under the Agreement and the Bank under the Letter of Credit, terms of and security for the Series 1999 Bonds, the custody and application of the proceeds of the Series 1999 Bonds, the Issuer’s right to issue Additional Bonds, the rights, limitations of rights, powers and remedies of the Bondholders, amendments and the rights, duties and obligations of the Issuer and the Trustee. Such liability of the Company and obligations of the Issuer under the Indenture may be discharged at or prior to the maturity or redemption of the Bonds upon the making of provision for payment thereof on the terms and conditions set forth in the Indenture.

IN WITNESS WHEREOF, the City of Liberal, Kansas has caused this Bond to be signed in its name and on its behalf by the manual or facsimile signature of its Mayor and attested with the manual or facsimile signature of its City Clerk.

CITY OF LIBERAL, KANSAS

By:
Mayor

ATTEST:

City Clerk

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Bond is one of the Series 1999 Bonds described in the within mentioned Indenture.

Date of Authentication:                   , 1999

COMMERCE BANK, N.A. KANSAS CITY, MISSOURI, as Trustee

By:
Authorized Signature

The following abbreviations, when used in the inscription to this Bond, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM-as tenants in common, TEN ENT-as tenants by the entireties, JT TEN-as joint tenants with right of survivorship and not as tenants in common.

UTMA

(CUST)
Custodian

(MINOR)

Under Uniform Transfers to
Minors Act

(STATE)

Additional abbreviations may also be used though not in the above list.

(ORIGINAL LEGAL OPINION ATTACHED)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                                                                                                                                                                 the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                  , attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

NOTICE: the assignor’s signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or any change whatever.

Signature guaranteed:

Signature(s) must be guaranteed by a member of the Medallion Signature Program.

The Bond Registrar will not effect transfer of this Bond unless the information concerning the assignee requested below is provided.

Name and address:

_____________________________________________________________________________________

_____________________________________________________________________________________

(include information for all joint owners if the Bonds are held by joint account.)

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

EXHIBIT B

FORM OF SERIES 1999 BOND

ON AND AFTER CONVERSION DATE

NO. R-	STATE OF KANSAS CITY OF LIBERAL	$

INDUSTRIAL DEVELOPMENT REVENUE BONDS

(FARMLAND NATIONAL BEEF PACKING COMPANY, L.P. PROJECT)

SERIES 1999

Annual Interest Rate as of [Authentication Date]	Next Mandatory Tender Date After [Authentication Date]	Stated Maturity As of [Authentication Date]	Original Date of Issue	CUSIP
, 1999

REGISTERED HOLDER:

PRINCIPAL SUM:	DOLLARS

The City of Liberal, a duly organized municipal corporation of the State of Kansas, Kansas (the “Issuer”), for value received, hereby promises to pay to the above Registered Holder or registered assigns on the above Stated Maturity (or such earlier maturity date or redemption date as may be established pursuant to the Indenture described herein) upon presentation and surrender hereof, the above Principal Sum solely from the revenues derived from the Agreement or the Credit (as such terms are defined herein), or other amounts pledged therefor under the Indenture; the Issuer further promises to pay to the Registered Holder hereof, solely from such revenues and amounts, interest on such Principal Sum as provided in the Indenture from the above Original Date of Issue until the earlier of maturity, or the date the Issuer’s obligation with respect to the payment of such Principal Sum shall be discharged. Interest shall accrue hereon, from the Authentication Date below, at the above interest rate until the earlier of maturity or the Mandatory Tender Date (as defined at the above interest rate until the earlier of maturity or the Mandatory Tender Date (as defined below) next following such Authentication Date, and on and after such Mandatory Tender Date, interest at a Fixed Rate established as described herein. Prior to the Conversion Date (as defined in the Indenture), which occurred on or before the below Authentication Date, interest accrued at a Weekly Rate (as defined in the Indenture).

Interest shall be payable on each October 1 and April 1 (the “Interest Payment Date”) in each year commencing after the Conversion Date. Overdue principal or Redemption Price of, and (to the extent legally enforceable) interest on this Bond shall bear interest at the rate borne by this Bond.

Interest on this Bond is payable by check or draft mailed on the Interest Payment Date to the person who was registered in the bond register maintained by the Trustee as the holder (a “Holder”) hereof at the close of business on the fifteenth (15th) day of the month immediately preceding the Interest Payment Date at the address of such Holder as it appears on the Bond Register maintained by the Trustee; provided that if there is a default in the payment of interest on such Interest Payment Date, the Trustee may select a special Interest Payment Date and record date. Interest shall be computed on the basis of a 360-day year with twelve (12) months of thirty (30) days.

This Bond, as to principal, Redemption Price and Puchase Price (as defined in the Indenture), shall be payable at the Principal Office of Commerce Bank, N.A., 922 Walnut Street, 6th Floor, Kansas Coity, Missouri 64106 or of its successor (the “Trustee”) in any coin or currency of the United States of American which at the time of payment is legal tender for the payment of public and private debts.

SUBJECT TO THE FILING OF AN ELECTION TO RETAIN AS HEREIN DESCRIBED, ACCOMPANIED BY THIS BOND, THE HOLDER OF THIS BOND MUST DELIVER THIS BOND TO THE TRUSTEE FOR MANDATORY PURCHASE BY THE COMPANY ON THE MANDATORY TENDER DATE STATED ABOVE, AND THEREAFTER AS DESCRIBED HEREIN. AT A PURCHASE PRICE EQUAL TO THE PRINCIPAL AMOUNT HEREOF.

This Bond shall not be entitled to any security, right or benefit under the Indenture or be valid or obligatory for any purpose unless the certificate of authentication hereon has been duly executed and dated by the Trustee.

[INSERT PARAGRAPH [1] FROM EXHIBIT A]

The Series 1999 Bonds, after the Conversion Date, will be in the form of fully registered Bonds without interest coupons in the authorized denomination of $5,000 or any whole multiple thereof.

[INSERT PARAGRAPHS [3], [4], [5] AND [6] FROM EXHIBIT A]

Subject to an Election to Retain submitted by a Holder as hereinafter stated, all Series 1999 Bonds are required to be delivered to the Trustee for purchase (“Mandatory Purchase”) on each Mandatory Tender Date for such Series by the Tender Agent at a Purchase Price equal to the principal face amount thereof. The Trustee is the Tender Agent.

The next mandatory Tender Date for Series 1999 Bonds occuring after the Authentication Date, if any, is the date so identified on the face hereof, and thereafter, subject to certain conditions, on any Business Day designated in a written notice delivered by the Company not later than forty (40) days prior to the Mandatory Tender Date next preceding such designated date.

The Trustee is required to mail notice of each Mandatory Tender Date, by first class mail, postage prepaid, at least thirty (30) but not more than forty (40) days prior to each Mandatory Tender Date. Not later than the 15th day next preceding any Mandatory Tender Date, whether or note an Election to Retain as below described is delivered, each Holder is required to deliver his Series 1999 Bond or Bonds to the Tender Agent with the form of assignment completed in blank. A Bond is not subject to a mandatory purchase on a Mandatory Tender Date if, and only if, on or prior to the 15th day next preceding the Mandatory Tender Date the Trustee receives from the Holder thereof a duly executed Election to Retain in substantially the form set forth in the Indenture, accompanied by the Bond to which the Election to Retain applies. HOLDERS WHO FAIL TO DELIVER THEIR BONDS FOR PURCHASE ON ANY MANDATORY TENDER DATE SHALL CEASE TO BE ENTITLED TO HOLD SUCH BONDS OR TO ACCRUE INTEREST IN RESPECT THEREOF FROM AND AFTER SUCH DATE UNLESS AN ELECTION TO RETAIN FOR SUCH BONDS ID DULY FILED, ACCOMPANIED BY SUCH BONDS.

On and after each Mandatory Tender Date for Series 1999 Bonds to and until the earlier of the next Mandatory Tender Date for the Series, or earlier redemption or final maturity, each outstanding Series 1999 Bond shall bear interest at the lowest annual rate which will, in the written opinion of the Remarketing Agent, allow all outstanding Series 1999 Bonds to be sold on such Mandatory Tender Date at par. In addition, in accordance with the Indenture the Remarketing Agent is required to use its best efforts to remarket the tendered bonds at the Purchase Price on each Mandatory Tender Date. If the Remarketing Agent fails to compute an interest rate as required for the Mandatory Tender Date. If the Remarketing Agent fails to compute an interest rate as required for the Mandatory Tender Date then the interest rate in effect immediately prior to the applicable Mandatory Tender Date shall remain in effect. Each determination of the Remarketing Agent as above stated shall be conclusive for all purposes.

[INSERT PARAGRAPH [16] AND ALL OTHER SUBSEQUENT PORTIONS OF BOND FORM ON EXHIBIT A]

IN WITNESS WHEREOF, the City of Liberal, Kansas has caused this Bond to be signed in its name and on its behalf by the manual or facsimile signature of its Mayor and attested with the manual or facsimile signature of its City Clerk.

CITY OF Liberal, KANSAS

By:
Mayor

ATTEST:

City Clerk

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Bond is one of the Series 1999 Bonds described in the within mentioned Indenture.

Date of Authentication:

COMMERCE BANK, N.A.
KANSAS CITY, MISSOURI, as Trustee

By:
Authorized Signature

EXHIBIT C

NOTICE TO HOLDERS

$

City of Liberal, Kansas

Industrial Development Revenue Bonds (Farmland National Beef Packing Company, L.P. Project), Series 1999

TO ALL HOLDERS OF THE ABOVE-REFERENCED BONDS:

PLEASE BE ADVISED that in accordance with the Indenture of Trust, dated as of January 1, 1999 (the “Indenture”), between the City of Liberal, Kansas, and Commerce Bank, N.A., as trustee (the “Trustee”), pursuant to which the above-referenced Bonds (the “Bonds”) were issued, all currently outstanding Bonds are subject to mandatory purchase on [INSERT THE MANDATORY TENDER DATE] (the “Mandatory Tender Date”) at a price equal to 100% of the face amount thereof.

From and after such Mandatory Tender Date you shall no longer be entitled to retain your Bonds. Further, no interest on such Bonds will thereafter accrue to your benefit. You must deliver your Bonds to:

[INSERT TRUSTEE NAME AND ADDRESS]

Such Bond(s) should be delivered with the assignment on each Bond dated and executed in accordance with the Bond form. The signature should be guaranteed by a member of the Medallion Signature Program as stated in the assignment form.

On the Mandatory Tender Date the Trustee will mail to you the purchase price of your tendered Bond(s), but only if the Trustee has received you Bond(s) prior to the Mandatory Tender Date. BONDS WILL BE DEEMED PURCHASED EVEN IF YOU FAIL TO DELIVERY YOUR BONDS. IF YOUR BOND(S) IS DEEMED PURCHASED ON THE MANDATORY TENDER DATE, YOU WILL NOT RECEIVE PAYMENT FROM THE TRUSTEE OF THE PURCHASE PRICE UNTIL THE DELIVERY OF YOUR BOND(S) TO THE TRUSTEE.

***********

[INCLUDE FOLLOWING PARAGRAPH ONLY IF MANDATORY TENDER DATE IS A CONVERSION DATE]

The interest rate borne by all Bonds to remain outstanding following the Mandatory Tender Date shall be subject to adjustment on the Mandatory Tender Date to a Fixed Rate (as defined in the Indenture). From the Mandatory Tender Date and thereafter until [INSERT FINAL MATURITY] or earlier maturity or redemption, such Bonds shall bear interest at the Fixed Rate, which shall be that rate, which in the opinion of the Remarketing Agent (as defined in the Indenture), is the lowest rate which will permit all Bonds to be resold at a price equal to the principal amount of such Bonds, plus accrued interest; provided that if the Remarketing Agent fails to make such determination the rate in effect immediately prior to the Mandatory Tender Date shall remain in effect.

C-1

[INCLUDE FOLLOWING PARAGRAPHS ONLY IF MANDATORY TENDER DATE IS NOT A CONVERSION DATE]

Notwithstanding anything above to the contrary, you may retain ownership of any Bond(s) if you sign and complete the enclosed Election to Retain (or a form substantially similar thereto which in the sole discretion of the Trustee is satisfactory) with respect to such Bond(s). However, such Election to Retain must be received, together with your Bond(s) with the assignment duly executed in the blank, by the Trustee no later than [INSERT THE 15TH DAY IMMEDIATELY PRECEDING THE MANDATORY TENDER DATE] at the above-stated address.

If you have duly filed an Election to Retain, accompanied by the Bond(s) subject thereto, the Trustee will deliver to you new Bond(s), unless the Bonds are in Book-Entry Form, with the same principal amount, but bearing the new interest rate(s) to commence on [INSERT MANDATORY TENDER DATE]. In certain circumstances, the stated maturity of your Bond(s) may be adjusted to an earlier date in accordance with the Indenture, in which case your new Bond will reflect such adjustment.

Date:
As Trustee

C-2

EXHIBIT D

ELECTION TO RETAIN

To:    [INSERT TRUSTEE], as Trustee

Attention: Corporate Trust Department

  [INSERT TRUSTEE ADDRESS]

________________________________

________________________________

Re:	$1,000,000 City of Liberal, Kansas
Industrial Development Revenue
Bonds (Farmland National Beef Packing Company, L.P. Project), Series 1999

Ladies and Gentlemen:

The undersigned is a registered owner of $             in principal amount of the Bonds described above. The certificate numbers of such Bonds are:             .

The undersigned has received notice that in accordance with the Indenture of Trust, pursuant to which the Bonds were issued, all outstanding Bonds will be subject to mandatory purchase on [INSERT MANDATORY TENDER DATE].

The undersigned understands that, although the undersigned must deliver all Bonds to the Trustee, if this Election to Retain is fully completed and delivered to the Trustee by [INSERT 15TH DAY PRECEDING MANDATORY TENDER DATE], the undersigned may continue to hold Bonds.

Based on the foregoing, the undersigned hereby advises you that the undersigned elects to retain $             principal amount of certificate number              of the Bonds and that such Bonds accompany this election. It is understood that this election is irrevocable and that such Bonds shall be secured by [INSERT DESCRIPTION OF SUBSTITUTE CREDIT].

ENCLOSED ARE ALL BONDS SUBJECT TO THIS ELECTION. IT IS UNDERSTOOD THAT NEW BOND(S) IN REPLACEMENT OF SUCH BONDS WILL BE DELIVERED TO THE UNDERSIGNED UNLESS SUCH BONDS MATURE OR ARE REDEEMED ON OR BEFORE [INSERT MANDATORY TENDER DATE].

Dated:	SIGNATURE OF HOLDER(S):

[Signature(s) must conform to the name as it appears on the face of the Bond in every particular, without alteration or any change]

D-1